EXHIBIT 4


                         UNITED STATES BANKRUPTCY COURT
                         NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION


In re:                               )     Chapter 11
                                     )
VENTURE LIGHTING                     )     Case No.03 B 05255
INTERNATIONAL, INC., et al.          )     (Jointly Administered)
                                     )
                     Debtors.        )     Honorable A. Benjamin Goldgar


                                NOTICE OF FILING
                                ----------------

TO:  SEE ATTACHED SERVICE LIST

     PLEASE TAKE NOTICE that on the 29th day of August, 2003, the undersigned filed the attached Exhibits to First Amended Chapter 11 Plan of Reorganization dated August 15, 2003, with the Clerk of the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, a copy of which is attached hereto and is hereby served upon you.

                             CERTIFICATE OF SERVICE
                             ----------------------

     I, Jerry L. Switzer, Jr., certify that I caused the Exhibits to First Amended Chapter 11 Plan of Reorganization dated August 15, 2003 to be served upon the parties on the attached Service List via Federal Express or Messenger delivery (as indicated thereon) on the 29th day of August, 2003.


                                               /s/ Jerry L. Switzer, Jr.
                                               -------------------------
                                                   Jerry L. Switzer

Jeff J. Marwil (06194504)
Jerry L. Switzer, Jr. (06210229)
Peter J. Young (06278765)
JENNER & BLOCK, LLC
One IBM Plaza
Chicago, Illinois 60611
(312) 222-9350
(312) 527-0484 (Fax)

              In re: Venture Lighting International, Inc., et al.
                              Case No. 03 B 05255

                                  SERVICE LIST
                                  ------------


-------------------------------------------------------------------------------
VIA MESSENGER                                VIA MESSENGER
Ira Bodenstein                               Securities and Exchange Commission
United States Trustee (Region 11)            Attn:    Angela D. Dodd
Attn:    Roman Sukley                        175 West Jackson Boulevard
227 West Monroe Street                       Suite 900
Suite 3350                                   Chicago, IL 60604
Chicago, IL 60606                            facsimile: (312) 353-7398
facsimile: 312-886-5794
-------------------------------------------------------------------------------
VIA MESSENGER                                VIA FEDERAL EXPRESS
Robert Fishman                               Stroock & Stroock & Lavan LLP
Shaw, Gussis, Fishman, Glantz &              Attn:  Michael J. Sage
Wolfson, LLC                                        Kris Hansen
1144 North Fulton Street                            Victor Glaser
Suite 200                                    180 Maiden Lane
Chicago, IL 60607                            New York., NY 10038
facsimile: 312-541-0155                      facsimile: 212-806-6006
-------------------------------------------------------------------------------
VIA MESSENGER
Michael B. Solow
Joel L. Miller
Kaye Scholer LLC
Three First National Plaza
70 West Madison Street
Suite 4100
Chicago, IL 60602
facsimile: 312-583-2360
-------------------------------------------------------------------------------

                                   EXHIBIT A
               To First Amended Chapter 11 Plan of Reorganization
               --------------------------------------------------

                           Management Incentive Plan
                           -------------------------




               [To be filed under separate cover at a later date]

                                   EXHIBIT B
               To First Amended Chapter 11 Plan of Reorganization


                      New ADLT Articles of Incorporation1



---------
     1 After the filing of the Plan on August 15, 2003, the Debtors and Saratoga determined that due to possible adverse tax consequences, they would not seek to reincorporate ADLT as a Delaware corporation on the Effective Date. Accordingly, ADLT will not be required to adopt a new certificate of incorporation under Delaware law. Additionally, the Debtors and Saratoga have not yet determined whether ADLT will be required to adopt new, amended articles of incorporation under Ohio law as of the Effective Date. Included in this Exhibit B are ADLT's existing articles of incorporation. In the event that amended articles of incorporation are required, the Debtors will file such amended articles with the final version of the Plan on or about September 19, 2003.

                          SECOND AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                      ADVANCED LIGHTING TECHNOLOGIES, INC.


     FIRST: The name of the Corporation shall be Advanced Lighting Technologies, Inc.

     SECOND: The place in the State of Ohio where the principal office of the Corporation is to be located is in the City of Solon in Cuyahoga County.

     THIRD: The purpose or purposes for which the Corporation is formed are to engage in any Lawful act or activity for which corporations may be formed under ss.ss. 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

     FOURTH: The Corporation shall be authorized to issue four million (4,000,000) shares of common stock, par value one thousandth of one cent ($.001), and one million (1,000,000) shares of preferred stock, par value one thousandth of one cent ($.001). Any and all shares so issued, the consideration for which, as fixed by the incorporator or the Board of Directors, has been paid or delivered, shall be fully paid and nonassessable. The shares of each class shall have the following express terms:

     PART A: SERIES OF PREFERRED SHARES.

     1. Rights of Directors to Adopt Amendments in Respect of Preferred Shares. The Board of Directors is hereby authorized to adopt amendments to this Article FOURTH in respect of any unissued Preferred Shares (whether or not previously designated as shares of a particular series and including Preferred Shares of any series issued and thereafter acquired by the Corporation), to the full extent permitted by the Ohio Revised Code, creating one or more series of Preferred Shares and, with respect to each such series, fix or change, in whole or in part, the express terms (within the limits set forth in Sections 1701.01 through 1701.99 of the Ohio Revised Code) of (a) any class of shares before the issuance of any shares of that class or (b) one or more series within a class before the issuance of any shares of that series.

     2. Preferred Shares, Generally. All shares of any series shall be identical in all respects, except that the shares of any one series issued at different times may differ as to the dates from which dividends or distributions thereon shall be cumulative. Preferred Shares shall have equal rank and priority with respect to the payment of dividends and shall be identical in all respects except as permitted by the foregoing provision of this Part A. Nothing contained herein shall be construed to limit or restrict in any way the rights in respect of unissued shares of any class or series granted to the Board of Directors by the laws of Ohio now or hereafter in force.

     PART B: EXPRESS TERMS OF THE COMMON SHARES

     1. Subject to Preferred Shares. The Common Shares shall be subject to the express terms of the Preferred Shares.

     2. Right to Dividends. Subject to any rights to receive dividends to which the holders of shares of outstanding Preferred Shares, if any, may be entitled, the holders of shares of Common Shares shall be entitled to receive dividends, if and when declared, payable from time to time by the Board of Directors from any funds legally available therefor.

     3. Voting. Each outstanding share of Common Shares of the Corporation shall entitle the holder thereof to one (1) vote and, except as otherwise stated or expressed in a resolution or resolutions adopted by the Board of Directors providing for the issuance of any Preferred Shares or as otherwise provided by law, the exclusive voting power for all purposes shall be vested in the holders of the Common Shares.

     FIFTH: A. The number of Directors of the Corporation, none of whom need be shareholders, shall be not less than three (3) nor more than ten (10). Initially, the number of Directors of the Corporation shall be fixed at three
(3). By the majority vote of the Directors then in office, the number of persons which shall constitute the Board of Directors for each ensuing year shall be fixed, and may from time-to-time be increased or decreased.

          B. The Board of Directors shall be and is divided into three (3) classes. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of shareholders in 1996, and each initial Director in Class II shall hold office until the annual meeting of shareholders in 1997. Elections of Directors need not be by ballot unless the Regulations so provide. No reduction in the number of Directors of any class shall have the effect of removing any Director of any class prior to the expiration of his term of office.

          C. In the event of any increase or decrease in the authorized number of Directors: (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation, or removal; and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three (3) classes of Directors as to maintain such classes as nearly equal as possible.

          D. Notwithstanding any of the foregoing provisions of this Article FIFTH, each Director shall serve until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a Director or through an increase in the number of Directors of any class, such vacancy shall be filled by action of a majority of the Directors in office. A Director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he or she was elected.

          E. Shareholders may remove directors of the Corporation only for cause. "Cause" for the removal of a Director by the shareholders shall exist only upon the occurrence of one (1) of the following events: (1) the conviction of the Director of a felony; or (2) a finding by a court of law that the Director has been or is guilty of negligence or misconduct in the performance of his duties as a Director of the Corporation. A majority of the Directors may remove a Director with or without cause.

          F. Nominations for the election of Directors shall be made in accordance with the Regulations.

          G. Wherever the term "Board of Directors" is used in these Articles of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that, to the extent any committee of directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee, to the extent provided by resolution of the Board of Directors or the Regulations, may exercise any power or authority of the Board of Directors under the Articles of Incorporation in the management of the business and affairs of the Corporation (including, without limitation, the declaration of a dividend or the authorization of the issuance of any shares of Common Shares or Preferred Shares) other than the authority of filling vacancies in the Board of Directors or in any committee thereof.

     SIXTH: No holder of shares of any class shall be entitled as such to subscribe for or purchase shares of any class now or hereafter authorized, or securities convertible into or exchangeable for such shares, or securities to which there are attached or appertained any warrants or rights entitling the holder thereof to subscribe for or purchase such shares.

     SEVENTH: The Corporation may purchase from time to time shares of any class issued by it, upon agreement with the holder thereof. Such purchases may be made either in the open market or at private or public sale, in such manner and amount, from the holder or holders of outstanding shares of the Corporation, and at such prices and upon such terms as the Board of Directors shall, from time to time, determine. Unless a different procedure is established in a written agreement among the Corporation and all of the shareholders of the Corporation, the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares authorized and outstanding at the time of any such purchases.

     EIGHTH: A Director of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a seller, purchaser or otherwise, nor shall any contract, or transaction be void or voidable with respect to the Corporation for the reason that it is between the Corporation and one or more of its Directors or officers, or between the Corporation and any other person in which one or more of its Directors or any officers are directors, trustees, or officers, or have a financial or personal interest, or for the reason that one or more interested Directors or officers participate in or vote at the meeting of the Directors or a committee thereof which authorizes such contract or transaction, if in any such case (a) the material facts as to his or their relationship or interests and as to the contract or transaction are disclosed or are known to the Directors or the committee and the Directors or committee, in good faith reasonably justified by such facts, authorize the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation held by persons not interested in the contract or transaction; or
(c) the contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the Directors, a committee thereof, or the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Directors, or a committee thereof which authorizes the contract or transaction.

     NINTH: The Court of Common Pleas of the county in which this Corporation maintains its principal office is hereby authorized to order the appointment of a provisional Director for this Corporation, in accordance with the provisions of ss.ss. 1701.56 and 1701.911 of the Ohio Revised Code.

     TENTH: No holder of shares of the Corporation shall have the right to cumulate the vote of such shares in the election of Directors.

     ELEVENTH: Whenever, under the laws of the State of Ohio, now or hereafter in effect, action is authorized or required to be taken by the vote or consent of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation or of any class or classes of shares thereof, such action shall be effected by the vote, consent or authorization of the holders of shares entitling them to exercise a majority of such voting power, unless a greater proportion of votes is made mandatory for such particular action by the laws of the State of Ohio.

                            CERTIFICATE OF ADOPTION
                                       OF
                       AMENDED ARTICLES OF INCORPORATION
                                       OF
                      ADVANCED LIGHTING TECHNOLOGIES, INC.

-------------------------------------------------------------------------------

     Wayne R. Hellman and Louis S. Fisi, President and Secretary, respectively, of ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation, having its principal office in the City of Solon, Ohio, do hereby certify that on the 13th day of November, 1996, pursuant to the authority of Ohio Revised Code Section 1701.71, a majority of the holders of the issued and outstanding shares of said Corporation entitled to vote did, at a meeting of the shareholders, unanimously approve the following action and adopt the following resolution amending the existing Articles of Incorporation:

     RESOLVED, that the first sentence of Article Fourth of the Second Amended and Restated Articles of Incorporation of ADVANCED LIGHTING TECHNOLOGIES, INC. is hereby amended as follows:

     FOURTH: The Corporation shall be authorized to issue eighty million (80,000,000) shares of common stock, par value one thousandth of one cent ($.001), and one million (1,000,000) shares of preferred stock, par value one thousandth of one cent ($.001).

     IN WITNESS WHEREOF, Wayne R. Hellman and Louis S. Fisi, President and Secretary, respectively, acting for and on behalf of said Corporation, have hereunto subscribed their names this 10th day of February, 1997.


                                               /s/ Wayne R. Hellman
                                               ---------------------------------
                                               Wayne R. Hellman, President



                                               /s/ Louis S. Fisi
                                               ---------------------------------
                                               Louis S. Fisi, Secretary

                          CERTIFICATE OF AMENDMENT TO
                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                      ADVANCED LIGHTING TECHNOLOGIES, INC.

     Louis S. Fisi, Executive Vice President/Secretary of ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation (the "Corporation"), having its principal office in the City of Solon, Ohio, does hereby certify that on the 28 day of September, 1999, pursuant to the authority of Ohio Revised Code Section 1701.70(B)(1), Article Four of the Second Amended and Restated Articles of Incorporation of the Corporation and the Code of Regulations of the Corporation, the directors of said Corporation did unanimously approve by unanimous written consent the following action and adopt the following resolution amending the existing Articles of Incorporation:

Amendment to Second Amended and Restated Articles of Incorporation Relating to Express Terms of Series A Convertible Preferred Shares

     RESOLVED, that, pursuant to Section 1701.70(B)(1) of the Ohio Revised Code and Article Four of the Second Amended and Restated Articles of Incorporation of Advanced Lighting Technologies, Inc. (the "Corporation"), effective on the date of filing of a certified copy of this resolution with the Secretary of State of the State of Ohio, such Article Four is hereby amended to include Paragraph 3 to Part A to fix the express terms of the Corporation's Series A Preferred Shares, which paragraph 3 is attached to these Resolutions as Exhibit A, and such amendment shall, and does hereby, amend such Second Amended and Restated Articles of Incorporation effective on such date.

     IN WITNESS WHEREOF, Louis S. Fisi, Executive Vice President and Secretary, acting for and on behalf of said Corporation, has hereunto subscribed his name this 29 day of September, 1999.


                                           /s/ Louis S. Fisi
                                           -------------------------------------
                                           Louis S. Fisi, Executive Vice
                                           President/Secretary

                                   EXHIBIT A


3. Series A Convertible Preferred Shares.

I. Definitions. For purposes of this Paragraph 3 of this Part A of this Article Fourth, the following terms shall have the following meanings:

     (a) "Additional Common Shares" shall mean Common Shares issued by the Corporation after the Effective Date.

     (b) "Additional Issuance" shall have the meaning ascribed to such term in Subsection V(c)(iii)(A) hereof.

     (c) "Appraised Value" shall mean, in respect of any Common Share on any date herein specified, the fair saleable value of such Common Share (determined without giving affect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Share or (iii) the fact that the Corporation may have no class of equity registered under the Exchange Act) based on the equity value of the Corporation, as determined by an investment banking or valuation firm selected in accordance with the following sentences, divided by the number of Common Shares outstanding on a Fully Diluted Basis as determined in accordance with GAAP (assuming the payment of the exercise prices for such shares). The determination of the Appraised Value per Common Share shall be made by an investment banking or valuation firm of nationally recognized standing selected by the Corporation and acceptable to the Majority Holders. If the investment banking or valuation firm selected by the Corporation is not acceptable to the Majority Holders and the Corporation and the Majority Holders cannot agree on a mutually acceptable investment banking or valuation firm, then the Majority Holders and the Corporation shall each choose one such investment banking or valuation firm and the respective chosen firms shall agree on another investment banking or valuation firm which shall make the determination. The Corporation shall retain, at its sole cost, such investment banking or valuation firm, as may be necessary for the determination of Appraised Value required by the terms of these Third Amended and Restated Articles of Incorporation.

     (d) "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required to be closed in the State of New York.

     (e) "Closing Period" shall have the meaning ascribed to such term in Subsection VII(f) hereof.

     (f) "Common Shares" shall mean the Common Shares, par value one thousandth of one cent ($.001), of the Corporation.

     (g) "Contingent Shares" shall mean the Common Shares issued upon exercise of the Contingent Warrants.

     (h) "Contingent Warrant Agreement" shall mean the Contingent Warrant Agreement, dated the Effective Date, among the Original Purchaser, the Corporation, Hellman, Ltd., Wayne R. Hellman, Wayne R. Hellman, as voting trustee under Voting Trust Agreement dated October 10, 1995, Alan J. Ruud and Alan J. Ruud, as voting trustee under Voting Trust Agreement dated January 2, 1998.

     (i) "Contingent Warrants" shall mean the First Contingent Warrant and the Second Contingent Warrant issued under the Contingent Warrant Agreement, dated as of the Effective Date, between the Corporation and the Original Purchaser.

     (j) "Control Share Acquisition Resolution" shall mean the resolution to be voted upon by the shareholders of the Corporation at the Corporation's 1999 annual meeting to amend the Corporation's Articles of Incorporation to provide that Section 1701.831 of the Ohio Revised Code shall not apply to "control share acquisitions" (as defined in Section 1701.01 of the Ohio Revised Code) of shares of capital stock of the Corporation.

     (k) "Conversion Ratio" shall have the meaning ascribed to such term in Subsection V(a) hereof.

     (1) "Conversion Shares" shall mean the Common Shares to be issued upon the conversion of Series A Preferred Shares.

     (m) "Convertible Securities" shall mean evidences of indebtedness, shares of capital stock or other securities that are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Common Shares, either immediately or upon the occurrence of a specified date or a specified event.

     (n) "Corporation Put Right Notice" shall have the meaning ascribed to such term in Subsection VII(e) hereof.

     (o) "Credit Agreements" shall have the meaning ascribed to such term in Subsection VII(f) hereof.

     (p) "Current Market Price" shall mean, in respect of any Common Share on any date herein specified, if there shall then be a public market for the

Common Shares, the average of the daily market prices for 20 consecutive Business Days immediately preceding such date or, if there is no such public market, the Appraised Value per Common Share. The daily market price for each such Business Day shall be (i) the last sale price on such day on the principal stock exchange or NASDAQ-NMS on which such Common Shares are then listed or admitted to trading, or (ii) if no sale takes place on such day on any such exchange or NASDAQ-NMS, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange or NASDAQ-NMS, or
(iii) if the Common Shares are not then listed or admitted to trading on any stock exchange or NASDAQ-NMS, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the NASDAQ or the National Quotation Bureau, Inc., or (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the Majority Holders and the Corporation or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by the Corporation.

     (q) "Effective Date" shall mean the date on which the Amendment to these Articles of Incorporation designating the Series A Preferred Shares became effective.

     (r) "Fully Diluted Basis" means, with respect to any determination or calculation, that such determination or calculation is performed on a fully diluted basis (assuming the issuance of all Common Shares issuable under any then outstanding options, warrants or convertible securities of any kind) determined in accordance with GAAP for purposes of determining book value or net income per share.

     (s) "Governmental Approval" shall have the meaning ascribed to such term in Subsection VII(c) hereof.

     (t) "Indebtedness for Borrowed Money" shall mean as to any Person, at a particular time, all items which constitute, without duplication (a) indebtedness for borrowed money, (b) indebtedness in respect of the deferred purchase price of property, (c) indebtedness evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations (i.e., obligations with respect to leases which are required to be capitalized for financial reporting purposes in accordance with GAAP), (e) all obligations of such Person in respect of capital stock subject to mandatory redemption or redemption at the option of the holder thereof, in whole or in part, and (f) all contingent obligations of such Person in respect of any of the foregoing. As to the Corporation and any

Subsidiary, the term Indebtedness for Borrowed Money shall not include indebtedness to the Corporation from any Subsidiary, indebtedness to any Subsidiary from the Corporation or indebtedness to any Subsidiary from any Subsidiary.

     (u) "Liquidation Preference Amount" shall have the meaning ascribed to such term in Subsection III(a) hereof.

     (v) "Majority Holders" shall mean the holders of Series A Preferred Shares convertible into more than 50% of the aggregate number of Conversion Shares then issuable upon conversion of all then outstanding Series A Preferred Shares.

     (w) "NASDAQ Approval" shall mean approval of the transactions contemplated by the Stock Purchase Agreement by the shareholders of the Corporation pursuant to NASDAQ Rule 4460(i)(D).

     (x) "Original Purchaser" shall mean General Electric Company, a New York corporation.

     (y) "Other Property" shall have the meaning ascribed to such term in Subsection V(c)(viii) hereof.

     (z) "Permitted Issuances" shall mean (i) the issuance or conversion of options issued pursuant to any stock option plan, employee incentive plan, employee stock purchase plan or employee retirement and savings plan approved by the Corporation's Board of Directors, (ii) the issuance of Conversion Shares, Contingent Shares or Warrant Shares, and (iii) the issuance of Common Shares to satisfy obligations in respect of acquisitions of securities or assets of any Person, provided (A) such contracts were entered into prior to September 30, 1999, and (B) the number of Common Shares subject to this subclause (iii) shall not exceed 110,000 in the aggregate.

     (aa) "Person" shall mean any natural person, corporation, firm, partnership. association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

     (bb) "Preferred Shares" shall mean the Series A Preferred Shares and the shares of any other series of Preferred Shares created in accordance with these Articles of Incorporation.

     (cc) "Purchase Price" shall mean $6.75 per Common Share (as the same may be adjusted from time to time to take into account any action by the Corporation in respect of its Common Shares, including, without limitation, stock splits, dividends, combinations and reclassifications).

     (dd) "Put Option" shall have the meaning ascribed to such term in Subsection VII(h) hereof.

     (ee) "Put Option Date" shall have the meaning ascribed to such term in Subsection VII(h) hereof.

     (ff) "Put Option Notice" shall have the meaning ascribed to such term in Subsection VII(h) hereof.

     (gg) "Put Option Purchase Price" shall have the meaning ascribed to such term in Subsection VII(h) hereof.

     (hh) "Put Shares" shall have the meaning ascribed to such term in Subsection VII(h) hereof.

     (ii) "Redemption Date" shall have the meaning ascribed to such term in Subsection VI(a) hereof.

     (jj) "Redemption Notice" shall have the meaning ascribed to such term in Subsection VI(c) hereof.

     (kk) "Redemption Price" shall have the meaning ascribed to such term in Subsection VI(a) hereof.

     (ll) "Second Occurrence Failure" shall have the meaning ascribed thereto in the Contingent Warrant Agreement.

     (mm) "Series A Preferred Shares" shall mean the Series A Convertible Preferred Shares, par value one thousandth of one cent ($.001), of the Corporation.

     (nn) "Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated September 28, 1999, between Advanced Lighting Technologies, Inc., an Ohio corporation, and the Original Purchaser.

     (oo) "Stock Plans" shall mean the Corporation's 1995 Incentive Award Plan, the Corporation's Billion Dollar Market Capitalization Incentive Award Plan, the Corporation's 1998 Incentive Award Plan, the Corporation's Employee Stock Purchase Plan and the Corporation's 401(k) Retirement and Savings Plan.

     (pp) "Subsequent Closing Period" shall have the meaning ascribed to such term in Subsection VII(f) hereof.

     (qq) "Subsidiaries" shall mean any other corporations of which more than 50% of the outstanding shares of capital stock having ordinary voting power for the election of directors is owned directly or indirectly by the Corporation, by the Corporation and one or more Subsidiaries, or by one or more other Subsidiaries.

     (rr) "Warrant" shall mean the warrant in the form of Exhibit 1 attached to the Stock Purchase Agreement for the right to purchase additional Common Shares.

     (ss) "Warrant Shares" shall mean Common Shares to be issued upon exercise of the Warrant.

II. Dividends. No dividends shall be declared and set aside for any Series A Preferred Shares of the Corporation except in the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding Common Shares of the Corporation, in which event the holders of the Series A Preferred Shares shall be entitled to the amount of dividends per share as would be declared payable on the number of Common Shares into which each Series A Preferred Share held by each holder thereof could be converted pursuant to the provisions of Subsection V hereof, such number determined as of the record date for the determination of holders of Common Shares entitled to receive such dividend.

III. Liquidation, Dissolution or Winding Up.

     (a) Treatment at Liquidation, Dissolution or Winding Up. Upon any liquidation. dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Shares by reason of their ownership thereof, the amount of $27.00 per Series A Preferred Share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus interest thereon calculated at a rate per annum equal to 8% compounded annually from the date of issuance of each Series A Preferred Share until the date of payment (the "Liquidation Preference Amount"). Interest shall be determined on the basis of a 365 day year for the actual number of days elapsed from the date of issuance until the date of payment. If upon the occurrence of any liquidation, dissolution or winding up, the assets and surplus funds required to be distributed among the Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and surplus funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred Shares so that all holders of Series A Preferred Shares shall receive an amount per share pro rata in accordance with the preferential amount payable with respect to each Series A Preferred Share. After payment to the holders of the Series A Preferred Shares of the amounts set forth above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Shares in proportion to the Common Shares then held by them; provided, however, that the holders of Series A Preferred Shares shall be entitled by reason of their ownership thereof to participate in any such distribution of any remaining assets or surplus funds to the holders of the Common Shares as if the holders of the Series A Preferred Shares converted such securities into Common Shares at the Conversion Ratio set forth in Subsection V below (as adjusted as set forth herein) immediately prior to the date of such event in addition to receipt of the amounts to which they are entitled on account of their ownership of the Series A Preferred Shares as set forth above.

     (b) Treatment of Reorganizations, Consolidations, Mergers, and Sales of Assets. For purposes of this Section III, any acquisition of the Corporation by means of (i) consolidation, merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, or (ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and the holders of the Series A Preferred Shares, at their option, shall have the right to receive, in lieu of the preferential distributions described in this Section III, at the closing, the same consideration per share payable to holders of the Common Shares as if the holders of the Series A Preferred Shares converted such securities into Common Shares at the Conversion Ratio set forth in Section V below (as adjusted as set forth herein) immediately prior to the closing of such transaction.

     (c) Distributions Other than Cash. Whenever a distribution provided for in this Section III shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

IV. Voting.

     (a) General. In addition to special voting rights provided by applicable law, each holder of Series A Preferred Shares shall be entitled to vote on all matters and shall be entitled to cast four (4) votes for each Series A Preferred Share held at the record date for the determination of shareholders entitled to vote on such matter or, if no record date is established. at the date such vote is taken or any written consent of shareholders is first executed, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. Notwithstanding any adjustment to the Conversion Ratio (as defined in Section
V) pursuant to Section V, Section VI or Section VII hereof, no holder of Series A Preferred Shares shall at any time be entitled to cast more than four (4) votes for each Series A Preferred Share held by such holder. In all cases where the holders of Series A Preferred Shares have the right to vote separately as a class, such holders shall be entitled to one vote for each such share held by them.

     (b) Special Meetings. The holders of at least a majority of the aggregate number of Series A Preferred Shares then outstanding (evidenced in writing by such holders or by vote at a meeting of shareholders called for such purpose) shall have the right at any time to call for a special meeting of the Board of Directors of the Corporation for such specified purposes as such holders may deem desirable. Such special meeting shall be convened in accordance with the applicable notice provisions of the Corporation's Code of Regulations.

V. Conversion. The holders of Series A Preferred Shares shall have conversion rights as follows:

     (a) Optional Conversion; Fractional Shares. Each issued and outstanding Series A Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time without the payment of additional consideration, at the office of the Corporation or any transfer agent for such stock, into 4 fully paid and nonassessable Common Shares (the "Conversion Ratio"). The Corporation shall not be required to issue a fractional Common Share upon conversion of any Series A Preferred Share. If any fraction of a share would, but for this provision, be issuable upon conversion of a Series A Preferred Share, in lieu of such fractional share, the Corporation may, at its option, pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per Common Share on the date of conversion.

     (b) Reservation of Common Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of issuance upon the conversion of the Series A Preferred Shares, such number of Common Shares issuable upon the conversion of all outstanding Series A Preferred Shares. All Common Shares which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

     (c) Adjustments. Subject to NASDAQ Approval, the following adjustments shall apply as set forth in this Section V. The Corporation shall give each holder of Preferred Shares notice of any event described below in accordance with Section V(d) below.

     (i) Share Dividends, Subdivisions and Combinations. If at any time the Corporation shall:

          (A) take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Common Shares,

          (B) subdivide its outstanding Common Shares into a larger number of Common Shares, or

          (C) combine its outstanding Common Shares into a smaller number of Common Shares,

then, the Conversion Ratio shall be adjusted such that the number of Common Shares into which each Series A Preferred Share is convertible immediately after the occurrence of any such event shall be adjusted to equal the number of Common Shares that a record holder of the same number of Common Shares into which a Series A Preferred Share is convertible immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event.

     (ii) Certain Other Distributions and Adjustments.

          (A) If at any time the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them to receive any dividend or other distribution of:

               (1) cash,

               (2) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Common Shares), or

               (3) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Common Shares), then, the holders of Series A Preferred Shares shall be entitled to receive such dividend or distribution as if such holder had converted such Series A Preferred Shares into Common Shares.

          (B) A reclassification of the Common Shares (other than a change in par value, or from par value to no par value or from no par value to par value) into Common Shares and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Shares of such shares of such other class of stock within the meaning of Subsection (c)(ii)(A) above and, if the outstanding Common Shares shall be changed into a larger or smaller number of Common Shares as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding Common Shares within the meaning of Subsection (c)(i) hereof.

     (iii) Issuance of Additional Common Shares.

          (A) If at any time the Corporation shall (except as hereinafter provided) issue or sell any Additional Common Shares (an "Additional Issuance"), other than Permitted Issuances, in exchange for consideration in an amount per Additional Common Share less than either the Purchase Price or the Current Market Price on the date of such Additional Issuance (before giving effect to such Additional Issuance) then, effective at the time of such Additional Issuance, the number of Common Shares which will be issued upon conversion of the Series A Preferred Shares shall be increased to a number determined by multiplying the number of Common Shares subject to issuance upon conversion of the Series A Preferred Shares immediately before such Additional Issuance by a fraction, the numerator of which shall be the number of Common Shares immediately after giving effect to such Additional Issuance (calculated on a Fully Diluted Basis) and the denominator of which shall be the sum of:

               (1) the number of Common Shares outstanding immediately before giving effect to such Additional Issuance (calculated on a Fully Diluted Basis), plus

               (2) the number of Common Shares that the aggregate consideration received by the Corporation with respect to such Additional Issuance would purchase at the "Calculation Price" on the date of such Additional Issuance (before giving effect to such Additional Issuance).

For purposes of the preceding calculation, the term "Calculation Price" shall mean (a) the Purchase Price if the consideration received per Additional Common Share is less than the Purchase Price but greater than the Current Market Price, (b) the Current Market Price if the consideration received per Additional Common Share is less than the Current Market Price but greater than the Purchase Price and (c) the greater of the Purchase Price and the Current Market Price if the consideration received per Additional Common Share is less than both the Purchase Price and the Current Market Price.

In computing adjustments under this Subsection, fractional interests in Common Shares shall be taken into account to the nearest one-thousandth of a share.

          (B) Subsection (c)(iii)(A) shall not apply to any issuance of Additional Common Shares for which an adjustment is provided under Subsections (c)(i) and (c)(ii). No adjustment of the number of Common Shares into which the Series A Preferred Shares are convertible shall be made under Subsection (c)(iii)(A) upon the issuance of any Additional Common Shares that are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Subsections (c)(iv) and (c)(v).

     (iv) Issuance of Warrants or Other Rights. If at any time the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Corporation is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Common Shares or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which a Common Share is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than either the Purchase Price or the Current Market Price on the date of such issue or sale, then the number of Common Shares which will be issued upon conversion of the Series A Preferred Shares shall be adjusted as provided in Subsection (c)(iii)(A) on the basis that the maximum number of Additional Common Shares issuable pursuant to all such warrants or other rights necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Corporation shall be deemed to have received all of the consideration payable therefor, if any, as of the date of the issuance of such warrants or other rights. No further adjustments to the number of Common Shares which will be issued upon conversion of the Series A Preferred Shares shall be made upon the actual issue of Common Shares or of Convertible Securities upon exercise of warrants or other rights contemplated by this Subsection (c)(iv) or upon the actual issue of Common Shares upon conversion or exchange of Convertible Securities contemplated by this Subsection (c)(iv).

     (v) Issuance of Convertible Securities. If at any time the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Corporation is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which a Common Share is issuable upon such conversion or exchange shall be less than either the Purchase Price or the Current Market Price on the date of such issue or sale, then the number of Common Shares which will be issued upon conversion of the Series A Preferred Shares shall be adjusted as provided in Subsection (c)(iii)(A) on the basis that the maximum number of Additional Common Shares necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Corporation shall have received all of the consideration payable therefor, if any, as of the date of issuance of such Convertible Securities. No adjustment to the number of Common Shares into which the Series A Preferred Shares are convertible shall be made under this Subsection (c)(v) upon the issuance of any Convertible Securities that are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Subsection
(c)(iv). No further adjustments of the number of Common Shares into which the Series A Preferred Shares are convertible shall be made upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of Common Shares into which the Series A Preferred Shares are convertible have been or are to be made pursuant to other provisions of this Subsection (c), no further adjustments of the number of Common Shares into which the Preferred Shares are convertible shall be made by reason of such issue or sale.

     (vi) Superseding Adjustment. If, at any time after any adjustment of the number of Common Shares into which the Series A Preferred Shares are convertible shall have been made pursuant to Subsections (c)(iv) and (c)(v) as the result of any issuance of warrants, rights or Convertible Securities,

          (A) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

          (B) the consideration per share for which Common Shares are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then the previous adjustment made to the number of Common Shares into which the Preferred Shares are convertible shall be rescinded and annulled and the Additional Common Shares that were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the basis of

          (C) treating the number of Additional Common Shares or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

          (D) treating any such warrants or rights or any such other Convertible Securities that then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which Common Shares or other property are issuable under such warrants or rights or other Convertible Securities; whereupon a new adjustment of the number of Common Shares into which the Series A Preferred Shares are convertible shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

     (vii) Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments to the number of Common Shares into which the Series A Preferred Shares are convertible provided for in this Subsection (c):

          (A) Computation of Consideration. To the extent that any Additional Common Shares or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Common Shares or any Convertible Securities shall be issued for cash consideration, the consideration received by the Corporation therefor shall be the amount of the cash received by the Corporation therefor, or, if such Additional Common Shares or Convertible Securities are offered by the Corporation for subscription, the subscription price, or, if such Additional Common Shares or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Corporation for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Corporation. In case any Additional Common Shares or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Common Shares or Convertible Securities shall be issued in connection with any merger in which the Corporation issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Corporation, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Common Shares, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Common Shares issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Corporation for issuing such warrants or other rights plus the additional consideration payable to the Corporation upon exercise of such warrants or other rights. The consideration for any Additional Common Shares issuable pursuant to the term of any Convertible Securities shall be the consideration received by the Corporation for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Common Shares or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Shares, the Corporation shall be deemed to have received for such Additional Common Shares or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

          (B) When Adjustments to Be Made. The adjustments required by this Subsection (c) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the number of Common Shares into which the Series A Preferred Shares are convertible that would otherwise be required may be postponed (except in the case of a subdivision or combination of Common Shares, as provided for in Subsection (c)(i)) up to, but not beyond the date of conversion if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the Common Shares into which the Series A Preferred Shares are convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) that is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Subsection (c) and not previously made, would result in a minimum adjustment or on the date of conversion. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (C) Fractional Interests. In computing adjustments under this Subsection (c), fractional interests in Common Shares shall be taken into account to the nearest 1/1000th of a share.

          (D) When Adjustment Not Required. If the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (E) Escrow of Shares. If after any property becomes distributable pursuant to this Subsection (c) by reason of the taking of any record of the holders of Common Shares, but prior to the occurrence of the event for which such record is taken and the holders of Series A Preferred Shares convert such Series A Preferred Shares, any Additional Common Shares issuable upon exercise by reason of such adjustment shall be deemed the last Common Shares into which the Series A Preferred Shares have been converted (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for such holder by the Corporation to be issued to such holder upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Corporation and escrowed property returned to the Corporation.

          (F) Challenge to Good Faith Determination. Whenever the Board of Directors of the Corporation shall be required to make a determination in good faith of the fair value of any item under this Subsection (c), such determination may be challenged in good faith by the Majority Holders, and any dispute shall be resolved by an investment banking or valuation firm of recognized national standing selected by the Corporation and acceptable to the Majority Holders.

          (G) Prohibition on Adjustment. The provisions of Subsections
     (c)(iii), (c)(iv) and (c)(v) shall not operate to reduce the number of Common Shares which will be issued upon conversion of the Series A Preferred Shares.

     (viii) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Corporation shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Corporation is not the surviving corporation or where there is a change in or distribution with respect to the Common Shares), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, Common Shares of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Shares of the Corporation, then each holder of Series A Preferred Shares shall have the right thereafter to receive, upon conversion of such Series A Preferred Shares, the number of Common Shares of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of Common Shares into which the Series A Preferred Shares owned by such holder are convertible immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Corporation) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of the Series A Preferred Shares to be performed and observed by the Corporation and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Corporation) in order to provide for adjustments of Common Shares into which the Series A Preferred Shares are convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this Subsection
(c). For purposes of this Subsection (c)(viii), "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Subsection (c)(viii) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

     (ix) Other Action Affecting Common Shares. In case at any time or from time to time the Corporation shall take any action in respect of its Common Shares, other than any action described in this Subsection (c), then, unless such action will not have a materially adverse effect upon the rights of holders of Series A Preferred Shares, the number of Common Shares or other stock into which the Series A Preferred Shares are convertible shall be adjusted in such manner as may be equitable in the circumstances.

     (d) Notices to Holders of Series A Preferred Shares.

          (i) Notice of Adjustments. Not less than 10 nor more than 30 days prior to the record date or effective date, as the case may be, of any action that requires or might require an adjustment or readjustment pursuant to Subsection (c), the Corporation shall forthwith prepare and deliver to each holder of Series A Preferred Shares, a signed copy of a certificate executed by the chief financial officer of the Corporation setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Corporation determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Subsection (c)(vii)(A), specifying the number of Common Shares into which the Series A Preferred Shares are convertible and (if such adjustment was made pursuant to Subsections (c)(viii) or (c)(ix)) describing the number and kind of any other shares of stock or Other Property into which the Series A Preferred Shares are convertible, after giving effect to such adjustment or change. The Corporation shall keep at its office or agency copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any holder of Series A Preferred Shares or any prospective purchaser of Series A Preferred Shares designated by a holder thereof.

          (ii) Notice of Corporate Action. If at any time:

          (A) the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

          (B) there shall be any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any consolidation or merger of the Corporation with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Corporation to, another corporation, person or entity, or

          (C) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of such cases, the Corporation shall give to each holder of Series A Preferred Shares (A) at least 30 days prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (B) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Shares shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (B) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to each holder of Series A Preferred Shares at the last address of such holder appearing on the books of the Corporation.

VI. Redemption of Series A Preferred Shares.

     (a) Mandatory Redemption. The Corporation shall redeem all of the issued and outstanding Series A Preferred Shares on September 30, 2010 (the "Redemption Date"). The redemption price for the Series A Preferred Shares redeemed shall be the Liquidation Preference Amount (the "Redemption Price"). If on the Redemption Date the funds of the Corporation legally available are insufficient to redeem all of the Series A Preferred Shares, the number of Series A Preferred Shares legally permitted to be redeemed shall be redeemed and Series A

Preferred Shares which the Corporation is legally unable to redeem shall be redeemed as soon thereafter as funds become legally available for such redemption. In addition, with respect to any Series A Preferred Shares that the Corporation is legally or otherwise unable to redeem within the one year period commencing on the Redemption Date and, if the Conversion Ratio has not been increased pursuant to Section VII, then, subject to NASDAQ Approval, the Conversion Ratio applicable to such Series A Preferred Shares shall increase from 4 Common Shares for each Series A Preferred Share to 8 Common Shares for each Series A Preferred Share and the holders of the Series A Preferred Shares shall have the right to convert such Series A Preferred Shares at any time prior to redemption thereof by the Corporation.

     (b) Proration. To the extent the Corporation is legally unable to redeem all Series A Preferred Shares on the Redemption Date, the Series A Preferred Shares to be redeemed shall be selected pro rata in accordance with the ratio the number of Series A Preferred Shares held by each respective holder bears to the total number of Series A Preferred Shares then issued and outstanding. Not less than 30 or more than 60 days' previous notice shall be given to the holders of record of the Series A Preferred Shares to be redeemed, by registered or certified mail, postage prepaid.

     (c) Mechanics. At least 60 days prior to the Redemption Date, written notice (hereinafter referred to as the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series A Preferred Shares, at its address shown on the records of the Corporation; provided, however, that the Corporation's failure to give such Redemption Notice shall in no way affect its obligation to redeem Series A Preferred Shares as provided in Section VI(a) hereof. The Redemption Notice shall contain the following information:

          (i) the number of Series A Preferred Shares held by the holder and the total number of Series A Preferred Shares held by all holders;

          (ii) the Redemption Date and the applicable Redemption Price;

          (iii) the number of Series A Preferred Shares to be redeemed; and

          (iv) a statement that the holder is to surrender to the Corporation, at the place designated herein, its certificate or certificates representing the Series A Preferred Shares to be redeemed.

     (d) Surrender of Certificates. Each holder of Series A Preferred Shares to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, and thereupon the applicable Redemption Price for such shares as set forth in this Section 6 shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be cancelled and retired and new certificates representing any Series A Preferred Shares not redeemed shall be issued to the holder at no additional cost.

VII. Put Options.

     (a) General Put Option. On September 30, 2004, the Majority Holders shall have the right to require the Corporation to purchase all or part of the Series A Preferred Shares that the Majority Holders then own at a purchase price equal to the Put Option Purchase Price. If the Corporation fails to so purchase any Put Shares under this Section VII(a) within any applicable Closing Period or any applicable Subsequent Closing Period (each as defined in clause (f) below), then, subject to NASDAQ Approval, the Conversion Ratio applicable to all outstanding Series A Preferred Shares shall increase from 4 Common Shares for each Series A Preferred Share to 8 Common Shares for each Series A Preferred Share.

     (b) Opt Out/NASDAQ Put. If either (i) the Control Share Acquisition Resolution is not approved by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation at the Corporation's 1999 annual meeting of shareholders, or (ii) NASDAQ Approval is not obtained at the Corporation's 1999 annual meeting of shareholders, then the Majority Holders shall have the right to require the Corporation to purchase all or part of the Series A Preferred Shares that the Majority Holders then own at a purchase price equal to the Put Option Purchase Price.

     (c) Governmental Approval Put. If within 365 days after the Original Purchaser has filed its Notification and Report Form as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with a Second Occurrence Failure by the Corporation under the Contingent Warrant Agreement, the Corporation and the Original Purchaser are unable to obtain all governmental and other approvals required under any applicable laws, statutes, orders, rules, regulations or policies, or any guidelines promulgated thereunder, including, without limitation, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("Government Approval"), then the Majority Holders shall have the right to require the Corporation to purchase all or part of the Series A Preferred Shares that the Majority Holders then own at a purchase price equal to the Put Option Purchase Price.

     (d) Occurrence Based Put. If the Corporation or any of its Subsidiaries shall (i) authorize or issue any shares of capital stock of any class or any options, warrants, or rights to purchase capital stock of any class or any securities convertible into capital stock of any class, other than (A) Conversion Shares issued upon conversion of the Series A Preferred Shares, (B) Warrant Shares issued upon exercise of the Warrant, (C) Common Shares issued to employees of the Corporation pursuant to the Stock Plans, (D) Contingent Shares issued upon exercise of the Contingent Warrants, (E) capital stock of any Subsidiary issued to the Corporation or any Subsidiary or (F) Common Shares issued to satisfy obligations in respect of acquisitions of securities or assets of any Person, provided that (I) such contracts were entered into prior to September 30,1999, and (II) the number of Common Shares subject to this subparagraph (F) shall not exceed 110,000 in the aggregate, or (ii) directly or indirectly sell, lease, or otherwise dispose of more than 10% of the properties and assets of the Corporation and its Subsidiaries on a consolidated basis, in the aggregate, to any Person (other than the Corporation any Subsidiary), whether in one transaction or in a series of transactions over any period of twelve consecutive months, or (iii) merge into or with or consolidate with any other Person other than a Subsidiary, or (iv) create, incur, assume, or otherwise become or remain liable, directly or indirectly, for any Indebtedness for Borrowed Money that would cause the Corporation to have Indebtedness for Borrowed Money in excess of $210,000,000 in the aggregate at any time, whether by loan, guaranty, mortgage, or otherwise, excluding indebtedness incurred in connection with a redemption of Series A Preferred Shares, then in any such case the Majority Holders shall have the right to require the Corporation to purchase all or part of the Series A Preferred Shares that the Majority Holders then own at a purchase price equal to the Put Option Purchase Price. If the Corporation fails to so purchase any Put Shares under this Section VII(d) within any applicable Closing Period or any applicable Subsequent Closing Period, then, subject to NASDAQ Approval, the Conversion Ratio applicable to all outstanding Series A Preferred Shares shall increase from 4 Common Shares for each Series A Preferred Share to 8 Common Shares for each Series A Preferred Share.

     (e) Mechanics. The Corporation shall deliver written notice to each holder of Series A Preferred Shares at such holder's address on the books and records of the Corporation of each event giving rise to a Put Option under clauses (b),
(c) and (d) of this Section VII (the "Corporation Put Right Notice"). The Corporation Put Right Notice shall be mailed by first class certified mail, return receipt requested, no later than two (2) business days after the occurrence of the event giving rise to the Put Option. In order to exercise a Put Option under clause (b), (c) or (d) of this Section VII, a holder of the Series A Preferred Shares shall, no later than ninety (90) days after receipt of the Corporation Put Right Notice, send written notice to the Corporation specifying that the holder has elected to exercise its Put Option. In order to exercise a Put Option under clause (a) of this Section VII, a holder of the Series A Preferred Shares shall, no later than September 30, 2004, send written notice to the Corporation specifying that it has elected to exercise the Put Option.

     (f) Closing Period. If the purchase or redemption of Put Shares under clauses (a), (b), (c) or (d), as the case may be, would not cause or constitute a default under any agreement or indenture relating to indebtedness of the Corporation then outstanding (collectively, the "Credit Agreements"), the closing of the purchase of Put Shares under this Section VII shall occur as soon as practicable after the delivery of a Put Option Notice with respect to such Put Shares on a date mutually acceptable to the Majority Holders and the Corporation, but in no event later than one year from the date of delivery of the applicable Put Option Notice (the "Closing Period"). If the Corporation may purchase part but not all of the Put Shares without causing a default under the Credit Agreements, the Corporation shall purchase, within the Closing Period, that number of Put Shares (pro rata from each holder based on the number of Put Shares held by each holder and the total number of Put Shares held by all holders) that it may purchase without causing or constituting a default under the Credit Agreements. Subject to any earlier conversion of any Put Shares, the Corporation shall from time to time purchase Put Shares at any time that any such purchase would not cause or constitute a default under the Credit Agreements. The closing of the purchase of any Put Shares under the preceding sentence shall occur as soon as practicable after the date that the determination is made that such purchase will not cause or constitute a default under the Credit Agreements on a date mutually acceptable to the Majority Holders and the Corporation, but in no event later than sixty (60) days after the date of such determination (each, a "Subsequent Closing Period"). Until purchased by the Corporation in accordance with the terms of this Section VII, the holders of the Put Shares shall have the right to convert Put Shares notwithstanding delivery of a Put Option Notice.

     (g) Surrender of Certificates. Each holder of Put Shares to be purchased pursuant to a Put Option shall surrender the certificate or certificates representing all such Put Shares to the Corporation on or before the closing of the purchase of the Put Shares, and thereupon the applicable Put Option Purchase Price for such shares as set forth in this Section VII shall be paid to the order of the person whose name appears on such certificate or certificates for each Put Share purchased and each surrendered certificate shall be cancelled and retired and new certificates representing any Series A Preferred Shares not purchased shall be issued to the holder at no additional cost. If any Put Shares are not purchased within the Closing Period or Subsequent Closing Period, as the case may be, each certificate issued representing such shares shall bear a legend indicating the increase, if any, in the Conversion Ratio pursuant to this Section VII.

     (h) Certain Definitions. For purpose of this Section VII, the following terms shall have the following meanings:

     "Put Option" shall mean the option of the Majority Holders to require the Corporation to purchase the Series A Preferred Shares owned by the Majority Holders under clauses (a), (b), (c) and (d) of this Section VII.

     "Put Option Date" shall mean the date on which the Original Purchaser has actual notice that an event giving rise to a Put Option under this Section VII has occurred.

     "Put Option Notice" shall mean the written notice sent by the Original Purchaser to the Corporation pursuant to which the Original Purchaser notifies the Corporation that it is exercising its Put Option right under clause (a),
(b), (c) or (d) of this Section VII.

     "Put Option Purchase Price" shall mean the Liquidation Preference Amount.

     "Put Shares" shall mean any Series A Preferred Shares with respect to which the Majority Holders have elected to exercise their right to require the Corporation to purchase under clauses (a), (b), (c) or (d) of this Section VII.

VIII. No Reissuance of Preferred Stock. No Series A Preferred Share or Series A Preferred Shares acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The President or any Vice President and the Secretary or any Assistant Secretary of the Corporation are hereby authorized and directed on behalf of the Corporation to file such documents from time to time as may be necessary to reduce the authorized number of Series A Preferred Shares accordingly.

                  Prescribed by J. Kenneth Blackwell
                  Please obtain fee amount and mailing instructions from the Forms Inventory List (using the 3 digit form # located at the
[SEAL] bottom of this form). To obtain the Forms Inventory List or for assistance, please call Customer Service:
                  Central Ohio: (614)-466-3910
                  Toll Free: 1-877-SOS-FILE (1-877-767-3453)


                                 CERTIFICATION

                       RETURN THE ATTACHED DOCUMENTS TO:

-------------------------------------------------------------------------------
              BAKER & HOSTETLER LLP            Mo Keifer       462-4718
-------------------------------------------------------------------------------
           NAME OF YOUR FIRM OR COMPANY        ATTENTION      PHONE NUMBER
-------------------------------------------------------------------------------

COMPANY NAME               1    Advanced Lighting Technologies, Inc.
                                ------------------------------------------------
COMPANY NAME               2
                                ------------------------------------------------
COMPANY NAME               3
                                ------------------------------------------------

Please write the numbers 1, 2, or 3 in the appropriate boxes identifying the company and the information being requested. Write the word ALL if a particular request is being made for all of the above companies.

  [ ]  Good Standing Certificate            [ ]  Certificate of Full Force and
                                                 Effect
  [ ]  No Record Certificate
                                            [ ]  Certificate Re: Name Change
  [ ]  Long Form Good Standing Certificate
            (lists all chartered filings)   [ ]  Certificate Re: Merger

                          [ ]  Cancellation Certificate


                                     COPIES

  [X]  Certified Copies                     [ ]  Plain Copies

  [ ]  CERTIFICATE ORGANIZATION             [ ]  SOS Certificate of Filing

  [X]  FILING - AMENDMENT                   [ ]  Limited Liability Co.

  [ ]  Limited Partnership                  [ ]  Subsequent Appointment of Agent

                  Prescribed by J. Kenneth Blackwell
                  Please obtain fee amount and mailing instructions from the Forms Inventory List (using the 3 digit form # located at the
[SEAL] bottom of this form). To obtain the Forms Inventory List or for assistance, please call Customer Service:
                  Central Ohio: (614)-466-3910
                  Toll Free: 1-877-SOS-FILE (1-877-767-3453)


[ ]  UNIFORM COMMERCIAL CODE FILINGS

[X]  CORPORATE FILINGS

                   -----------------------------------------
                               CORPORATIONS ONLY

                                  [X] EXPEDITE
                                      SERVICE
                   -----------------------------------------

                                 CORRESPONDENCE

                    PLEASE RETURN THE ATTACHED DOCUMENTS TO:


BAKER & HOSTETLER LLP
-------------------------------------------------------------------------------
NAME OF YOUR FIRM OR COMPANY

Mo Keifer, Paralegal
-------------------------------------------------------------------------------
ATTN

65 East State Street, Suite 2100
-------------------------------------------------------------------------------
STREET ADDRESS

Columbus, OH 43215
-------------------------------------------------------------------------------
CITY                                        STATE                      ZIP

614-462-4718
-------------------------------------------------------------------------------
TELEPHONE


                 ---------------------------------------------
                                    UCC ONLY

                              [ ] MAIL [ ] PICK UP
                       IF NOT CHECKED, IT WILL BE MAILED
                 ---------------------------------------------

Return To:
BAKER & HOSTETLER
ATTN M KEIFER
65 E STATE ST STE 2100
COLUMBUS, OH 43215-0000

---------------------------cut along the dotted line----------------------------
             ====================================================

                               The State of Ohio
                                  Certificate

                   Secretary of State - J. Kenneth Blackwell

                                     904931

It is hereby certified that the Secretary of State of Ohio has custody of the business records for ADVANCED LIGHTING TECHNOLOGIES, INC. and that said business records show the filing and recording of:

     Document(s)                                    Document No(s):
     DOMESTIC/AMENDMENT TO ARTICLES                 199928002410


                                   ---------

         United States of America          Witness my hand and the seal of the
              State of Ohio                Secretary of State at Columbus, Ohio,
     Office of the Secretary of State       This 6th day of October, A.D. 1999

                                           /s/ J. Kenneth Blackwell
                                           ------------------------
                  [SEAL]                       J. Kenneth Blackwell
                                               Secretary of State

                            CERTIFICATE OF ADOPTION
                                       OF
                                FOURTH AMENDMENT
                                       TO
             SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                      ADVANCED LIGHTING TECHNOLOGIES, INC

-------------------------------------------------------------------------------

     Alan J. Ruud, President, of ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation, having its principal office in the City of Solon, Ohio, does hereby certify that on the 17th day of February, 2000, pursuant to the authority of Ohio Revised Code Section 17001.71(A) and Article Eleventh of the Second Amended and Restated Articles of Incorporation, as amended, of said Corporation, the holders of a majority of the issued and outstanding common shares and preferred shares of said Corporation entitled to vote at a meeting of shareholders, approved the following action and adopted the following resolution amending the existing Second Amended and Restated Articles of
Incorporation:

     RESOLVED, that, pursuant to Section 1701.71(A) of the Ohio Revised Code, Advanced Lighting Technologies, Inc. (the "Corporation") effective on the date of filing of a certified copy of this resolution with the Secretary of State of the State of Ohio, the Second Amended and Restated Articles of Incorporation, as amended, of the Corporation are hereby amended to add the following new Article TWELFTH:

          "TWELFTH: Section 1701.831 of the Ohio Revised Code shall not apply to control share acquisitions of shares of the Corporation."

Such amendment shall, and does hereby, amend such Second Amended and Restated Articles of Incorporation effective on such date.

     IN WITNESS WHEREOF, Alan J. Ruud, President, acting for and on behalf of said Corporation, has hereunto subscribed his name this 7 day of March, 2000.


                                    /s/ Alan J. Ruud
                                    -------------------------------
                                    Alan J. Ruud, President

Return To:
CORPORATE SERVICES OF OHIO, INC
50 W BROAD ST STE 1120
COLUMBUS, OH 43215-0000

---------------------------cut along the dotted line----------------------------
             ====================================================

                               The State of Ohio
                                  Certificate

                   Secretary of State - J. Kenneth Blackwell

                                     904931

It is hereby certified that the Secretary of State of Ohio has custody of the business records for ADVANCED LIGHTING TECHNOLOGIES, INC. and that said business records show the filing and recording of:

     Document(s)                                    Document No(s):
     DOMESTIC/AMENDMENT TO ARTICLES                 200007700925


                                   ---------

         United States of America          Witness my hand and the seal of the
              State of Ohio                Secretary of State at Columbus, Ohio,
     Office of the Secretary of State       This 16th day of March, A.D. 2000

                                           /s/ J. Kenneth Blackwell
                                           ------------------------
                  [SEAL]                       J. Kenneth Blackwell
                                               Secretary of State

                                   EXHIBIT C
               To First Amended Chapter 11 Plan of Reorganization


                    New ADLT Code of Regulations (By-Laws)1



---------
     1 After the filing of the Plan on August 15, 2003, the Debtors and Saratoga determined that due to possible adverse tax consequences, they would not seek to reincorporate ADLT as a Delaware corporation on the Effective Date. Accordingly, ADLT will not be required to adopt new by-laws under Delaware law. Additionally, the Debtors and Saratoga have not yet determined whether ADLT will be required to adopt a new, amended code of regulations (by-laws) under Ohio law as of the Effective Date. Included in this Exhibit C is ADLT's existing code of regulations (by-laws). In the event that an amended code of regulations (by-laws) is required, the Debtors will file such amended code of regulations with the final version of the Plan on or about September 19, 2003.

                              CODE OF REGULATIONS

                                       OF

                      ADVANCED LIGHTING TECHNOLOGIES, INC.


                                   ARTICLE I

                                    OFFICES


     Section 1. Principal Office

     The principal office of the Corporation shall be at Solon, Ohio, or at such other place in the State of Ohio as may be designated from time-to-time by the Board of Directors.

     Section 2. Other Offices

     The Corporation may also have offices at such other places without, as well as within, the State of Ohio as the Board of Directors shall from time-to-time determine.

                                   ARTICLE II

                                  SHAREHOLDERS


     Section 1. Annual Meeting

     The annual meeting of shareholders shall be held at the principal office of the Corporation or at such other place as may be determined by the Board of Directors and designated in the notice of said meeting, on such month and day, at such hour and at such place as the Directors may determine; and if not so determined, at 10:00 a.m. on the first Monday of October of each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, for the purpose of electing Directors and considering reports to be laid before said meeting. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose, the annual meeting shall also be considered as, and shall be, a special meeting. If the annual meeting shall not be held or if Directors shall not be elected thereat, a special meeting may be called and held for that purpose.

     Section 2. Special Meetings

     Special meetings of the shareholders may be called by the Chairman of the Board, the Chief Executive Officer, the President, or, in the case of the President's absence, death or disability, the Vice-President authorized to exercise the authority of the President or by the Directors by action at a meeting, or a majority of the Directors acting without a meeting, or by the person or persons holding not less than a majority of all of the shares outstanding and entitled to vote thereat.

     Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of shareholders, it shall be the duty of the President or Secretary to give to the shareholders entitled thereto, notice of a meeting to be held on a day not less than ten (10) nor more than sixty (60) days after the receipt of such request, as such officer may specify. If such notice shall not be given within fifteen (15) days after the delivery of such request, the person or persons calling the meeting may fix the time of the meeting and give notice thereof, as hereinafter provided in Section 4 of this Article II, or cause such notice to be given by any designated representative.

     Section 3. Place of Meetings

     Any meeting of the shareholders of the Corporation may be held either within or without the State of Ohio.

     Section 4. Notice of Meetings

     Notice of all shareholders' meetings, whether annual or special, shall be given in writing and may be given by the Chairman of the Board, the Chief Executive Officer, the President or a Vice-President or by the Secretary or an Assistant Secretary (or in case of their refusal, by or at the direction of the person or persons entitled to call meetings under the provisions of these Regulations), which notice shall state the purpose or purposes for which the meeting is called and the time when and place where it is to be held. Not more than sixty (60) nor less than seven (7) days prior to any such meeting, a copy of such notice shall be served upon or mailed to each shareholder of record entitled to notice thereof, directed, postage prepaid, to his last address as it appears upon the records of the Corporation. If any meeting shall be adjourned to another time or place, no further notice as to such reconvened meeting need be given other than by announcement at the meeting at which such adjournment shall be taken. No business shall be transacted at any such reconvened meeting except as might have been lawfully transacted at the meeting at which such adjournment shall have been taken.

     Section 5. Waiver of Notice

     Notice of the time, place and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by such shareholder of notice of such meeting.

     Section 6. Record Date for Notice and Voting

     The Board of Directors may fix a date, which shall not be a past date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of such meeting or to vote thereat, and/or the Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of such period, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned.

     Section 7. Inspectors of Election

     In advance of any meeting of shareholders, the Board of Directors may appoint Inspectors of Election to act at such meeting and at any adjournment or adjournments thereof. If such Inspectors shall not be so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointments. No such Inspector need be a shareholder of the Corporation.

     In case any person appointed as such Inspector shall fail to appear or refuse to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting; or if not so filled, such vacancy may, and on request of any shareholder or his proxy shall, be filled at the meeting by the Chairman thereof.

     The Inspectors shall determine the number of shares outstanding, the voting rights of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; shall receive votes, ballots, consents, waivers or releases; hear and determine all challenges and questions in any way arising in connection with the vote; count and tabulate all votes, consents, waivers and releases; determine and announce the result; and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. On request, the Inspectors shall make a report in writing of any challenge, question or matter determined by them, and shall make and execute a certificate of any fact found by them.

     If there shall be three (3) or more Inspectors, the decision, act or certificate of a majority of them shall be effective in all respects as the decision, act or certificate of all. The certificate of the Inspectors shall be prima facie evidence of the facts stated therein and of the vote as certified by them.

     Section 8. Quorum

     The holders of a majority of the outstanding shares entitled to vote, present in person or by proxy at any meeting of shareholders, shall constitute a quorum for such meeting, but no action required by law, the Articles or the Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class, may be authorized or taken by a lesser proportion.

     The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time-to-time.

     Section 9. Voting

     Except when votes are cumulated in the election of Directors as hereinafter provided and except as otherwise provided in the Articles, each outstanding share, regardless of class, shall entitle the holder thereof to one
(1) vote on each matter properly submitted to the shareholders for their vote, consent, waiver, release or other action.

     If notice in writing is given by any shareholder to the President, Vice-President or the Secretary of the Corporation, not less than forty-eight
(48) hours (but, if less than ten (10) days' notice of the meeting was given, not less than twenty-four (24) hours) before the time fixed for the holding of a meeting of the shareholders for the purpose of electing Directors, that such shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate the voting power he possesses and to give one (1) candidate as many votes as equal the number of Directors to be elected multiplied by the number of his votes, or to distribute his votes on the same principle among two (2) or more candidates, as he may see fit.

     Section 10. Proxies

     A person who is entitled to attend a shareholders' meeting, to vote thereat or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.

     A telegram or cablegram appearing to have been transmitted by such person, or a facsimile, photographic, photostatic or equivalent reproduction of a writing, appointing a proxy is a sufficient writing.

     No appointment of a proxy shall be valid after the expiration of eleven
(11) months after it is made unless the writing shall specify the date on which it is to expire or the length of time it is to continue in force.

     The presence at a meeting of the person appointing a proxy shall not revoke the appointment. Without affecting any vote previously taken, the person appointing a proxy may revoke a revocable appointment by a later appointment received by the Corporation, or by giving notice of revocation to the Corporation in writing or in open meeting.

     A writing appointing a proxy is not revoked by the death or incompetency of the maker unless, before the vote is taken or the authority granted is otherwise exercised, written notice of such death or incompetency is received by the Corporation from the executor or administrator of the estate of such maker or from the fiduciary having control of the shares in respect of which the proxy was appointed.

     Unless the writing appointing a proxy shall otherwise provide:

     (1) Each proxy has the power of substitution and, when three (3) or more proxies are appointed, a majority of them or of their substitutes may appoint one (1) or more substitutes to act for all; and

     (2) If more than one (1) proxy is appointed, then (a) with respect to voting or executing consents, waivers or releases, or objections to consents at a shareholders' meeting, a majority of such proxies as shall attend the meeting, or if only one (1) attends, then that one
          (1) may exercise all the voting and consenting authority thereat; and if one (1) or more do attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such authority with respect to an equal number of shares; and (b) with respect to exercising any other authority, a majority may act for all.

     Section 11. Action Without Meeting

     Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

     Section 12. Accounts and Reports to Shareholders

     The Corporation shall keep correct and complete books and records of account, together with minutes of the proceedings of its incorporators, shareholders, Directors and committees of the Directors and records of its shareholders showing their names and addresses and the number and class of shares issued or transferred of record to or by them from time-to-time.

     At the annual meeting of shareholders, or the meeting held in lieu thereof, the Corporation shall lay before the shareholders a financial statement consisting of a balance sheet and a statement of profit and loss and surplus in the form required by law. The financial statement shall have appended thereto an opinion in the form required by law. Upon the written request of any shareholder made within sixty (60) days after notice of any such meeting shall have been given, the Corporation, not later than the fifth (5th) day after receiving such request or the fifth (5th) day before such meeting, whichever shall be the later date, shall mail to such shareholder a copy of such financial statement.

     Any shareholder of the Corporation, upon written demand stating the specific purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time and for any reasonable and proper purpose, the Articles of the Corporation, its Regulations, its books and records of account, minutes and records of shareholders aforesaid, and voting trust agreements, if any, on file with the Corporation, and to make copies or extracts thereof.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. Number and Classification of Directors

     The number of Directors of the Corporation, none of whom need be shareholders, shall be not less than three (3) nor more than ten (10). Initially, the number of Directors of the Corporation shall be fixed at three
(3). By the majority vote of the Directors then in office, the number of persons which shall constitute the Board of Directors for the ensuing year shall be fixed, and may from time-to-time be increased or decreased.

     The Board of Directors shall be and is divided into three (3) classes. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of Shareholders in 1996, and each initial Director in Class II shall hold office until the annual meeting of Shareholders in 1997. Elections of Directors need not be by ballot unless the Regulations so provide. Until otherwise so increased or decreased, each class shall consist of the Directors initially specified in Article FIFTH of the Articles. No reduction in the number of directors of any class shall have the effect of removing any director of any class prior to the expiration of his term of office.

     In the event of any increase or decrease in the authorized number of
Directors: (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation, or removal; and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three (3) classes of Directors as to maintain such classes as nearly equal as possible.

     Each person elected a Director of the Corporation shall qualify as such by either (1) accepting in writing his election as a Director, (2) being present and acting as a Director in a duly called meeting of the Board of Directors, or
(3) acting as a Director by signing a writing to take action without a meeting.

     Section 2. Election of Directors

     The Directors shall be elected at the annual meeting of the shareholders or, if not so elected, at a special meeting of the shareholders called for that purpose. Such election shall be by ballot whenever requested by any Shareholder entitled to vote at such election; provided, that unless such a request is made, the election may be conducted in any manner approved at such meeting. At any such meeting of Shareholders for the election of Directors, the persons receiving the greatest number of votes shall be the Directors.

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations for the election of Directors may be made by the Board of Directors or by any Shareholder entitled to vote for the election of Directors. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made in writing, hand delivered or mailed by first class United States Mail, postage prepaid, to the secretary of the Corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of the Shareholders called for the election of Directors; provided, however, that if less than twenty-one
(21) days notice of the meeting is given to Shareholders, such written notice shall be delivered or mailed, as proscribed, to the secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to Shareholders.

     To be in proper written form, a Shareholder's notice to the secretary must set forth (a) as to each person whom the Shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation that is owned beneficially or of record by such person, and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulation promulgated thereunder (the "Exchange Act"), and (b) as to the Shareholder giving the notice (i) the name and record address of such Shareholder, (ii) the class or series and number of shares of capital stock of the Corporation that is owned beneficially or of record by such Shareholder, (iii) a description of all arrangements or understandings between such Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Shareholder, (iv) a representation that such Shareholder intends to appear in person or by proxy at the meeting to nominate the person's named in its notice, and (v) any other information relating to such Shareholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, the defective nomination shall be disregarded.

     Section 3. Term of Office

     Notwithstanding any of the foregoing provisions of this Article III, each director shall serve until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a director or through an increase in the number of directors of any class, such vacancy shall be filled by action of a majority of the Directors in office. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he or she was elected.

     Section 4. Removal

     Directors of the Corporation shall only be removed by the shareholders for cause. "Cause" for the removal of a director by the shareholders shall exist only upon the occurrence of one (1) of the following events: (1) the conviction of the director of a felony; or (2) a finding by a court of law that the director has been or is guilty of negligence or misconduct in the performance of his duties as a director of the Corporation. A majority of the directors may remove a director with or without cause.

     Section 5. Meetings

     The annual meeting of the Board of Directors shall be held immediately after the annual meeting of the shareholders and such meeting may be held without further notice.

     Other meetings of the Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, any Vice-President or any two (2) Directors.

     Meetings of the Directors may be held at any place within or without the State of Ohio, and may be held through any communications equipment that permits all persons participating to hear each other, and participation through any such communications equipment shall constitute presence at such meeting.

     Written notice of the time and place of each meeting of the Directors, other than the annual meeting, shall be given to each Director, either by personal delivery or by mail, telegram, cablegram, facsimile or any other method reasonably designed to lead to the receipt of actual notice, at least two (2) days before the meeting, which notice need not specify the purposes of the meeting. Such notice may be waived in writing either before or after the holding of such meeting. Such writing may be given by personal delivery or by mail, telegram, cablegram facsimile or any other method reasonably designed to lead to the receipt of actual notice. The attendance of any Director at any such meeting without protesting, prior to or at the announcement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

     Section 6. Quorum

     A majority of the total number of Directors elected and serving shall be necessary to constitute a quorum for a meeting of the Directors. The act of a majority of Directors present at a meeting at which a quorum shall be present shall be the act of the Board of Directors. If at any meeting there shall be less than a quorum present, the majority of those present may adjourn the meeting from time-to-time without notice, other than announcement at the meeting, until a quorum shall attend.

     Section 7. Fixing of Record Dates

     The Board of Directors may fix a date, which shall not be a past date, not exceeding sixty (60) days preceding any dividend or distribution payment date or any date for the receipt or exercise of rights of purchase of, or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto, or any date for the participation in the execution of written consents, waivers or releases, as a record date for the determination of the shareholders entitled to receive such dividends or distributions, receive or exercise such rights or participate in the execution of such consents, waivers or releases and/or the Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period.

     Section 8. Committees

     The Board of Directors may from time-to-time create an Executive Committee and/or any other committee(s) of the Directors, to consist of not less than three (3) Directors, and may authorize the delegation to any such committee of any of the authority of the Directors, however conferred, other than that of filling vacancies among the Directors or in any committee of the Directors.

     The Directors may appoint one (1) or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

     Each such committee shall serve at the pleasure of the Directors, shall act only in the intervals between meetings of the Directors and shall be subject to the control and direction of the Directors.

     A majority of the total number of committee members shall be necessary to constitute a quorum for a meeting of any such committee. The act of a majority of committee members present at a meeting at which a quorum shall be present shall be the act of such committee. Any such committee may also act by a writing or writings signed by all of its members.

     An act or authorization of an act by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Directors.

     Section 9. Compensation

     The Board of Directors shall fix the compensation of the Chairman of the Board and of the President and shall fix or authorize the President or a Compensation Committee to fix the compensation of any or all other officers. The Board of Directors may allow compensation to members of any committee and may vote compensation to any Director for attendance at meetings or for any special services.

     Section 10. Action Without Meeting

     Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Officers

     The Corporation may have a Chairman of the Board of Directors and shall have a President, a Secretary, and a Treasurer, all of whom shall be chosen by the Board of Directors. The Corporation may also have a Chief Executive Officer, Vice-Chairman of the Board or Executive Vice-President, one (1) or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board may deem necessary, all of whom shall be chosen by the Board of Directors or by an officer or officers designated by it. The Chairman and Vice-Chairman of the Board shall be, but the other officers may but need not be, a member of the Board of Directors. Each officer shall hold office until his successor shall be chosen and qualified, unless otherwise specified by the Board of Directors. Any officer shall be subject to removal, with or without cause, at any time by the vote of a majority of the Board of Directors.

     Any two (2) or more offices may, in the discretion of the Board of Directors, be held at the same time by the same person. However, no officer shall execute, acknowledge or verify any instrument in more than one (1) capacity if such instrument shall be required by law or by the Regulations or by-laws to be executed, acknowledged or verified by any two (2) or more officers.

     Section 2. Chairman of the Board

     The Chairman of the Board shall have the authority to preside at all meetings of the shareholders and of the Board of Directors, and shall have such other duties and powers as may be assigned to or vested in him by the Board of Directors or the Executive Committee.

     Section 3. Vice-Chairman of the Board

     If such office is created by the Board of Directors, the Vice-Chairman of the Board shall have such powers and perform such duties as may from time-to-time be delegated to him by the Chairman of the Board and shall have such other powers and perform such other duties as are provided in these Regulations as they may from time-to-time be assigned to him or vested in him by the Board of Directors or the Executive Committee. In the absence of the Chairman of the Board, the Vice-Chairman of the Board shall have the authority to preside at all meetings of the shareholders and of the Board of Directors.

     Section 4. Chief Executive Officer

     The Chief Executive Officer shall have general charge and supervision of the business of the Corporation. In the absence of the Chairman of the Board and the Vice Chairman of the Board, if any, the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the shareholders. He shall have such other powers and perform such other duties as are provided in these Regulations and as may from time-to-time be assigned to him by the Board of Directors or the Executive Committee.

     Section 5. The President

     The President shall, in the absence, disability or inability to act of the Chief Executive Officer, exercise all powers and perform all duties of the Chief Executive Officer, and shall have such other powers and perform such other duties as are provided in these Regulations and as may from time-to-time be assigned to him by the Board of Directors, the Executive Committee or the Chief Executive Officer.

     Section 6. Chief Operating Officer

     The Chief Operating Officer shall have such powers and perform such other duties as are provided in these Regulations and as may from time-to-time be assigned to or vested in him by the Board of Directors, the Executive Committee, the President or the Chief Executive Officer.

     Section 7. Vice-Presidents

     The Executive Vice-President, or, if there be none, the Vice-Presidents, in the order of their seniority by designation (or, if not designated, in the order of their seniority of election), shall perform the duties of the President in his absence or during his disability to act. The Executive Vice-President and the Vice-Presidents shall have such other duties and powers as may be assigned to or vested in them by the Board of Directors, the Executive Committee, the President, or the Chief Executive Officer.

     Section 8. The Secretary

     The Secretary shall issue notices of all meetings for which notice shall be required to be given; shall keep the minutes of all meetings; shall have charge of the corporate seal, if any, and corporate record books; shall cause to be prepared for each meeting of shareholders the list of shareholders entitled to vote thereat; and shall have such other duties and powers as may be assigned to or vested in him by the Board of Directors, the Executive Committee, the President or the Chief Executive Officer.

     Section 9. The Treasurer

     The Treasurer shall have the custody of all monies and securities of the Corporation and shall keep adequate and correct accounts of the Corporation's business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares; shall prepare and lay before the shareholders' meetings the data referred to in Section 12 of Article II hereof; and shall mail copies of such data as required in said Section to any shareholder requesting same. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer in such depositaries as the Board of Directors may from time-to-time designate. The Treasurer shall have such other duties and powers as may be assigned to or vested in him by the Board of Directors, the Executive Committee, the President or the Chief Executive Officer.

     Section 10. Other Officers

     Other officers of the Corporation shall have such duties and powers as may be assigned to or vested in them by the Board of Directors, the Executive Committee, the President or the Chief Executive Officer.

     Section 11. Authority to Sign

     Except as otherwise specifically provided by the Board of Directors or by the Executive Committee, checks, notes, drafts, contracts or other instruments authorized by the Board of Directors or by the Executive Committee shall be executed and delivered on behalf of the Corporation by the Chief Executive Officer, President, the Treasurer or a Vice-President and by the Secretary, Assistant Secretary or an Assistant Treasurer.

     Section 12. When Duties of Officers May be Delegated

     The Board of Directors may, for any reason that may seem sufficient to the Board, and effective for such length of time which may be unlimited, as the

Board may determine, delegate any or all of the duties and powers of the Corporation to any other officer.

                                   ARTICLE V

                                  CERTIFICATES

     Section 1. Certificates

     The certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be approved by the Board of Directors.

     Section 2. Transfer and Registration

     The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles or these Regulations, as it may deem expedient concerning the issuance, transfer and registration of shares and the issuance and transfer of certificates evidencing such shares and may appoint transfer agents and registrars of such shares.

     Transfer books may be kept in any state of the United States or in any foreign country for the purposes of transferring shares issued by the Corporation; but if no transfer agent shall be appointed to act in this state, the Corporation shall keep an office in this state at which shares shall be transferable and at which it shall keep books in which shall be recorded the names and addresses of all shareholders and all transfers of shares.

     Section 3. Substituted Certificates

     Any person claiming a certificate for shares alleged to have been lost, stolen or destroyed shall make an affidavit or affirmation of the fact, give the Corporation and its registrar or registrars and its transfer agent or agents a bond or indemnity satisfactory to the Board and, if required by the Board of Directors, advertise the same in such manner as the Board of Directors may require; whereupon, a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                   ARTICLE VI

                     RESIGNATIONS OF DIRECTORS AND OFFICERS

     Any Director or officer shall resign at any time by delivering written notice to the Corporation. Any such resignation shall take effect immediately or at such other time as may be specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                  ARTICLE VII

            INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, ETC,

     (1) The Corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees actually and reasonably incurred by him in connection with such action, suit or proceeding, judgments, fines and amounts paid in settlement, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     (2) The Corporation shall indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee, member, manager or agent of the Corporation, or is, or was serving at the request of the Corporation as a director, trustee, officer, employee or an agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of (i) any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court of common pleas, or the court in which such action or suit was brought, determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or
(ii) any
action or suit in which the only liability asserted against a Director is pursuant to Section 1701.95 of the Ohio Revised Code.

     (3) To the extent that a Director, trustee, officer, employee, member, manager or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in division (1) or (2) of this
ARTICLE VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' feed actually and reasonably incurred by him in connection with the action, suit or proceeding.

     (4) Any indemnification under division (1) or (2) of this ARTICLE VII, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, member, manager or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in divisions (1) and (2) of this ARTICLE VII. Such determination shall be made
(a) by a majority vote of a quorum consisting of Directors of the Corporation who were not and are not parties to or threatened with any such action, suit or proceeding; or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested Directors so directs, in a written opinion by independent legal counsel other than-an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five (5) years; or (c) by the shareholders; or (d) by the court of common pleas or the court in which such action, suit or proceeding was brought. Any determination made by the disinterested Directors under division (4)(a) or by independent legal counsel under division (4)(b) of this ARTICLE VII shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the Corporation under division (2) of this ARTICLE VII, and within ten (10) days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

     (5)(a) Unless the only liability asserted against a Director in any action, suit or proceeding referred to in divisions (1) and (2) of this ARTICLE VII is pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorneys' fees, incurred by a Director in defending the action, suit or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director in which he agrees to (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and (ii) reasonably cooperate with the Corporation concerning the action, suit or proceeding.

     (5)(b) Expenses, including attorneys' fees, incurred by a Director, trustee, officer, employee, member, manager or agent in defending any action, suit or proceeding referred to in division (1) or (2) of this ARTICLE VII may be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding as authorized by the Directors in the specific case upon the receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the Corporation as authorized in this ARTICLE VII.

     (6) The indemnification provided in this ARTICLE VII shall not be deemed exclusive of, and shall be in addition to, any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or the Code of Regulations or any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee, member, manager or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (7) A Director shall be liable in damages for any action he takes or fails to take as a Director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. Nothing contained in this ARTICLE VII affects the liability of a Director under Section 1701.95 of the Ohio Revised Code or limits relief available under Section 1701.60 of the Ohio Revised Code.

     (8) The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to, trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member or manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under
Section 1701.13(E) of the Ohio Revised Code. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

     (9) As used in this ARTICLE VII, references to "Corporation" or "corporation" include all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or trustee, member, manager or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, partnership, joint venture, trust or other enterprise shall stand in the same position under this ARTICLE VII with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     Section 1. Voting Shares Held by the Corporation

     Unless otherwise ordered by the Board of Directors, the Treasurer, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.

     The Corporation shall not directly or indirectly vote any shares issued by it.

     Section 2. Redemption or Repurchase of Share

     The Corporation may purchase from time to time shares of any class issued by it, upon agreement with the holder thereof. Such purchases may be made either in the open market or at private or public sale, in such manner and amount, from the holder or holders of outstanding shares of the Corporation, and at such prices and upon such terms as the Board of Directors shall, from time to time, determine. Unless a different procedure is established in a written agreement among the Corporation and all of the shareholders of the Corporation, the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares authorized and outstanding at the time of any such purchases.

     Section 3. Seal

     The Corporation shall have no seal.

     Section 4. Amendment

     These Regulations may be amended by the affirmative vote or the written consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation.

                                   EXHIBIT D
               to First Amended Chapter 11 Plan of Reorganization
               --------------------------------------------------

                                 New Indenture
                                 -------------

================================================================================








                      ADVANCED LIGHTING TECHNOLOGIES, INC.,
                                                        Issuer

                                       and

                             [--------------------],
                                                        Trustee




                              ---------------------

                                    Indenture

                          Dated as of _________________

                              ---------------------

                            __% Senior Notes due 2010










================================================================================

                              CROSS-REFERENCE TABLE

TIA Sections                                                 Indenture Sections

ss.310(a)(1)................................................................7.10
       (a)(2).............................................................. 7.10
       (b)............................................................7.03; 7.08
ss.311(a)...................................................................7.03
       (b)..................................................................7.03
ss.312(a)...................................................................2.03
       (b).................................................................10.02
       (c).................................................................10.02
ss.313(a)...................................................................7.06
       (b)(2)...............................................................7.07
       (c).....................................................7.05; 7.06; 10.02
       (d)..................................................................7.06
ss.314(a)............................................................7.05; 10.02
       (a)(4)........................................................4.16; 10.02
       (c)(1)..............................................................10.03
       (c)(2)..............................................................10.03
       (e)...........................................................4.16; 10.04
ss.315(a)...................................................................7.02
       (b)...........................................................7.05; 10.02
       (c)..................................................................7.02
       (d)..................................................................7.02
       (e)..................................................................6.11
ss.316(a)(1)(A).............................................................6.05
       (a)(1)(B)............................................................6.04
       (b)..................................................................6.07
       (c)..................................................................9.03
ss.317(a)(1)................................................................6.08
       (a)(2)...............................................................6.09
       (b)..................................................................2.04
ss.318(a)..................................................................10.01
       (c).................................................................10.01

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                Page
ARTICLE ONE  DEFINITIONS AND INCORPORATION BY REFERENCE                                                           1

     SECTION 1.01.         Definitions............................................................................1

     SECTION 1.02.         Incorporation by Reference of Trust Indenture Act.....................................19

     SECTION 1.03.         Rules of Construction.................................................................19

ARTICLE TWO  THE NOTES                                                                                           19

     SECTION 2.01.         Form and Dating.......................................................................19

     SECTION 2.03.         Execution, Authentication and Denominations...........................................20

     SECTION 2.04.         Registrar and Paying Agent............................................................20

     SECTION 2.05.         Paying Agent to Hold Money in Trust...................................................21

     SECTION 2.06.         Transfer and Exchange.................................................................22

     SECTION 2.09.         Replacement Notes.....................................................................22

     SECTION 2.10.         Outstanding Notes.....................................................................23

     SECTION 2.11.         Temporary Notes.......................................................................23

     SECTION 2.12.         Cancellation..........................................................................23

     SECTION 2.13.         CUSIP Numbers.........................................................................23

     SECTION 2.14.         Defaulted Interest....................................................................24


ARTICLE THREE REDEMPTION                                                                                         24

     SECTION 3.01.         Right of Redemption...................................................................24

     SECTION 3.02.         Notices to Trustee....................................................................24

     SECTION 3.03.         Selection of Notes to Be Redeemed.....................................................24

     SECTION 3.04.         Notice of Redemption..................................................................25


---------
Note: The Table of Contents shall not for any purposes be deemed to be a part of this Indenture.


                                       ii


     SECTION 3.05.         Effect of Notice of Redemption........................................................26

     SECTION 3.06.         Deposit of Redemption Price...........................................................26

     SECTION 3.07.         Payment of Notes Called for Redemption................................................26

     SECTION 3.08.         Notes Redeemed in Part................................................................26


ARTICLE FOUR  COVENANTS                                                                                          26

     SECTION 4.01.         Payment of Notes......................................................................26

     SECTION 4.02.         Maintenance of Office or Agency.......................................................27

     SECTION 4.03.         Limitation on Indebtedness............................................................27

     SECTION 4.04.         Limitation on Restricted Payments.....................................................29

     SECTION 4.05.         Limitation on Dividend and Other Payment Restrictions Affecting
                           Restricted Subsidiaries...............................................................31

     SECTION 4.06.         Limitation on the Issuance and Sale of Capital Stock of Restricted....................32

     SECTION 4.07.         Limitation on Issuances of Guarantees by Restricted Subsidiaries.......................32

     SECTION 4.08.         Limitation on Transactions with Shareholders and Affiliates...........................33

     SECTION 4.09.         Limitation on Liens...................................................................33

     SECTION 4.10.         Limitation on SaleLeaseback Transactions.............................................34

     SECTION 4.11.         Limitation on Asset Sales.............................................................34

     SECTION 4.12.         Repurchase of Notes upon a Change of Control..........................................36

     SECTION 4.13.         Existence.............................................................................36

     SECTION 4.15.         Payment of Taxes and Other Claims.....................................................36

     SECTION 4.15.         Maintenance of Properties and Insurance...............................................36

     SECTION 4.16.         Notice of Defaults....................................................................37

     SECTION 4.17.         Compliance Certificates...............................................................37

     SECTION 4.19.         Waiver of Stay, Extension or Usury Laws...............................................38


                                       iii


ARTICLE FIVE  SUCCESSOR CORPORATION                                                                              38

     SECTION 5.01.         When Company May Merge, Etc...........................................................38

     SECTION 5.02.         Successor Substituted.................................................................39


ARTICLE SIX  DEFAULT AND REMEDIES                                                                                39

     SECTION 6.01.         Events of Default.....................................................................39

     SECTION 6.02.         Acceleration..........................................................................40

     SECTION 6.03.         Other Remedies........................................................................41

     SECTION 6.04.         Waiver of Past Defaults...............................................................41

     SECTION 6.05.         Control by Majority...................................................................41

     SECTION 6.06.         Limitation on Suits...................................................................42

     SECTION 6.07.         Rights of Holders to Receive Payment..................................................42

     SECTION 6.08.         Collection Suit by Trustee............................................................42

     SECTION 6.09.         Trustee May File Proofs of Claim......................................................43

     SECTION 6.10.         Priorities............................................................................43

     SECTION 6.11.         Undertaking for Costs.................................................................43

     SECTION 6.12.         Restoration of Rights and Remedies....................................................44

     SECTION 6.13.         Right and Remedies Cumulative.........................................................44

     SECTION 6.14.         Delay or Omission Not Waiver..........................................................44


ARTICLE SEVEN  TRUSTEE                                                                                           44

     SECTION 7.01.         General...............................................................................44

     SECTION 7.02.         Certain Rights of Trustee.............................................................44

     SECTION 7.03.         Individual Rights of Trustee..........................................................46

     SECTION 7.04.         Trustee's Disclaimer..................................................................46

     SECTION 7.05.         Notice of Default.....................................................................46

     SECTION 7.06.         Reports by Trustee to Holders.........................................................46


                                       iv


     SECTION 7.07.         Compensation and Indemnity............................................................46

     SECTION 7.08.         Replacement of Trustee................................................................47

     SECTION 7.09.         Successor Trustee by Merger, Etc......................................................48

     SECTION 7.10.         Eligibility...........................................................................48

     SECTION 7.11.         Money Held in Trust...................................................................48


ARTICLE EIGHT  DISCHARGE OF INDENTURE                                                                            49

     SECTION 8.01.         Termination of Company's Obligations..................................................49

     SECTION 8.02.         Defeasance and Discharge of Indenture.................................................49

     SECTION 8.03.         Defeasance of Certain Obligations.....................................................51

     SECTION 8.04.         Application of Trust Money; Miscellaneous.............................................53

     SECTION 8.05.         Repayment to Company..................................................................53

     SECTION 8.06.         Reinstatement.........................................................................53


ARTICLE NINE  AMENDMENTS, SUPPLEMENTS AND WAIVERS                                                                54

     SECTION 9.01.         Without Consent of Holders............................................................54

     SECTION 9.02.         With Consent of Holders...............................................................54

     SECTION 9.03.         Revocation and Effect of Consent......................................................55

     SECTION 9.04.         Notation on or Exchange of Notes......................................................56

     SECTION 9.05.         Trustee to Sign Amendments, Etc.......................................................56

     SECTION 9.06.         Conformity with Trust Indenture Act...................................................56


ARTICLE TEN MISCELLANEOUS                                                                                        56

     SECTION 10.01.        Trust Indenture Act of 1939...........................................................56

     SECTION 10.02.        Notices...............................................................................56

     SECTION 10.03.        Certificate and Opinion as to Conditions Precedent....................................57

     SECTION 10.04.        Statements Required in Certificate or Opinion.........................................58

     SECTION 10.05.        Rules by Trustee, Paying Agent or Registrar...........................................58


                                       v


     SECTION 10.06.        Payment Date Other Than a Business Day................................................58

     SECTION 10.07.        Governing Law.........................................................................58

     SECTION 10.08.        No Adverse Interpretation of Other Agreements.........................................58

     SECTION 10.09.        No Recourse Against Others............................................................58

     SECTION 10.10.        Successors............................................................................59

     SECTION 10.11.        Duplicate Originals...................................................................59

     SECTION 10.12.        Separability..........................................................................59

     SECTION 10.13.        Table of Contents, Headings, Etc......................................................59


EXHIBIT A        Form of Note                                                                                   61

EXHIBIT A        Form of Note...................................................................................A-1

        INDENTURE, dated as of ___________________, 2003, between ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation (the "Company"), and [_____________________], a[n] [________________], trustee (the "Trustee").
-------- -------


                                    RECITALS

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $[______________], , as defined herein, in aggregate principal amount of the Company's __% Senior Notes due 2010 (the "Notes") issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, valid obligations of the Company as hereinafter provided.



        The Notes will be issued in connection with the Joint Chapter 11 Plan of Reorganization (the "Plan") of the Company and certain of its United States subsidiaries approved by the United States Bankruptcy Court for the Northern District of Illinois, Eastern District on ___________, 2003. Each Note initially issued will constitute the consideration exchanged for a Class 3 Claim, and the aggregate principal amount of Notes will equal $[___________] in respect of the Allowed Class3 Claims under the Plan.


         This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                      AND THIS INDENTURE FURTHER WITNESSETH

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

                                  ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.  Definitions.

         "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

         "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating , the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and
(vi) all extraordinary gains and extraordinary losses (on an after-tax basis).

         "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to Section 4.18.

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means any Registrar, Co-Registrar, Paying Agent or authenticating agent.

         "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted

Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

         "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

         "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Article Five; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 4.04, or (c) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause (B) of Section 4.11.

         "Authenticating Agent" means any person engaged to authenticate the Notes in the stead of the Trustee pursuant to Section 2.02.

         "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under this Indenture.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

         "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

         "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease. "Commission" means the Securities and Exchange Commission Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

         "Change of Control" means such time as (i) (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and (b) such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than may then be voted by the Existing Stockholders on such date; provided however, that a Change in Control shall not be deemed to have occurred by reason of the fact that one or more of the Executive Managers become beneficial owners of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis; or (ii) individuals who on the Effective Date (or within 120 days thereafter as contemplated by the Plan) constitute the Board of Directors (together with any new or successor directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors on the date of their election or nomination) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

         "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all series and classes of such common stock.

         "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

         "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President, Executive Vice President, Senior Vice President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

         "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or Asset Sales or Asset Dispositions), (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by
(B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

         "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

         "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

         "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at [_______________________].

         "Credit Facility" means the Credit Facility dated as of the Effective Date, among the Company and the lenders party thereto and any other lenders or borrowers from time to time party thereto, collateral documents, instruments and agreements executed in connection therewith and any amendments, supplements, substitutions, modifications, extensions, renewals, restatements, replacement, refinancings or refundings thereof.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

         "Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

         "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.11 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.11 and Section 4.12.

         "Effective Date" means the date on which the Plan becomes effective and the Notes are originally issued under this Indenture.

         "Eligible Accounts Receivable" means at the time of reference thereto accounts receivable as set forth on the most recent consolidated balance sheet filed pursuant to Section 4.18, less accounts receivable of Unrestricted Subsidiaries as of the date of such balance sheet.

         "Eligible Inventory" means at the time of reference thereto inventory as set forth on the most recent consolidated balance sheet filed pursuant to
Section 4.18, less inventory of Unrestricted Subsidiaries as of the date of such balance sheet.

         "Event of Default" has the meaning provided in Section 6.01.

         "Excess Proceeds" has the meaning provided in Section 4.11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Executive Managers" at any time means the five individuals who were the most highly compensated officers or employees of the Company and its Subsidiaries, taken as a whole, for the most recently ended fiscal year of the Company.

         "Existing Stockholders" means (i) Saratoga Lighting Holdings LLC and
(ii) any "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) that includes Saratoga Lighting Holdings LLC, if Saratoga Lighting Holdings LLC "beneficially owns" (within the meaning of Rule 13d-3 under the Exchange Act) Voting Stock representing a majority of the voting power of the Voting Stock owned by such group. "Fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

         "Foreign Subsidiaries" means Advanced Lighting Technologies Australia, Inc. and each Subsidiary of the Company incorporated or organized, as the case may be, outside of the United States of America.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Effective Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted to be amortized by Accounting Principles Board Opinion Nos. 16 and 17, as subsequently modified or amended, or the write-off of such amounts.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guaranteed Indebtedness" has the meaning provided in Section 4.07.

         "Holder" means the registered holder of any Note.

         "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all Capitalized Lease Obligations, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and
(viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

         "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

         "Interest Coverage Ratio" means, on any Transaction Date, the ratio of
(i) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission pursuant to Section 4.18 (the "Four Quarter Period") to (ii) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available, as determined by the Company.

         "Interest Payment Date" means each semiannual interest payment date on March 15 and September 15 of each year, commencing on the first such date to occur after the Effective Date, for so long as any Note remains Outstanding.

         "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

         "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include
(i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and
(ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of Section 4.06; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

         "Investment Grade Securities" means debt securities or debt instruments with (A) a final maturity no later than one year after date of acquisition thereof and (B) a rating of BBB + or higher by S&P or Baal or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating by S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

         "Management Services Agreement" means the Management Services Agreement between the Company and Saratoga Lighting Holdings LLC, dated as of the Effective Date.

         "Maturity", with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase, notice of option to elect repayment or otherwise, and includes any Redemption Date and Payment Date.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations have recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations have recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Non-U.S. Person" means a person who is not a "U.S. person" (as defined in Regulation S).

         "Notes" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include the Notes initially issued on or as of the Effective Date, and any other Notes issued after the Effective Date under this Indenture. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

         "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee for delivery to each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the

Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof; and (viii) if any Note contains a CUSIP, CINS or ISN number, no representation is being made as to the correctness of such number either as printed on any Note or as contained in the Offer and that the Holder should rely only on the other identification numbers printed on the Notes. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis (with any rounding determined by the Company to be reasonable) Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof (with any rounding determined by the Company to be reasonable). The Company shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

         "Officer" means, with respect to the Company, (i) the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Executive Vice President, the Senior Vice President, any Vice President or the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

         "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof or two officers listed in clause (i) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

         "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, that meets the requirements of Section 10.04 hereof. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

         "Outstanding", when used with respect to any Note, means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except:

          (a) any such Note theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b) any such Note for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto (other than pursuant to Section 8.02 and 8.03) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated and in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (c) any such Note with respect to which the Company has effected defeasance pursuant to the terms hereof, except to the extent provided in Article Eight; and

          (d) any such Note which has been paid pursuant to Section 2.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Note is held by a bona fide purchaser in whose hands such Note is a valid obligation of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Notes for quorum purposes or for purposes of making calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

         "Paying Agent" has the meaning provided in Section 2.03, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

         "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received in satisfaction of judgments; (v) an Investment in any Person consisting solely of the transfer to such Person of an Investment in another Person that is not a Restricted Subsidiary; (vi) Investment Grade Securities; (vii) Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates; (viii) Investments, not to exceed $30 million at any one time outstanding (and for purposes of this clause (viii) an Investment shall be deemed to be outstanding in the amount of the excess (but not, in any event, less than zero) of the amount of such Investment on the date or dates made, less the return of capital to the Company and its Restricted Subsidiaries with respect to such Investment); (ix) Investments, to the extent the consideration therefor consists of Capital Stock (other than Disqualified Stock) of the Company or net cash proceeds from the sale of such Capital Stock, if such Capital Stock was issued or sold within 90 days of the making of such Investment; and (x) extensions of credit to customers and suppliers in the ordinary course of business.

         "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the, performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Effective Date; provided that
(a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or to refinance Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) licenses, leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;
(viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;
(x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Effective Date; (xviii) Liens on or sales of receivables; (xix) liens existing on the Effective Date; and (xx) Liens securing the Notes.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means the Joint Chapter 11 Plan of Reorganization of the Company and certain of its United States Subsidiaries as defined in the recitals hereof.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

         "Principal" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

         "Public Equity Offering" means an underwritten public offering of Common Stock by the Company pursuant to an effective registration statement under the Securities Act.

         "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price" means, when used with respect to any Note to be redeemed, the price at which such Note is to be redeemed pursuant to this Indenture.

         "Registrar" has the meaning provided in Section 2.03.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding the related Interest Payment Date.

         "Responsible Officer", when used with respect to the Trustee, means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee in its Corporate Trust Department customarily performing functions similar to those performed by any of the above-designated officers and in each case having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture

         "Restricted Payments" has the meaning provided in Section 4.04.

         "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "Securities Act" mean the Securities Act of 1933, as amended.

         "Security Register" has the meaning provided in Section 2.03.

         "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year, as determined by the Company.

         "S&P" means Standard & Poor's Ratings Service and its successors.

         "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "Subsidiary Guarantee" has the meaning provided in Section 4.07.

         "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-l" (or higher) according to S&P, (v) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least BBB+ by S&P or Baal by Moody's and (vi) time deposit accounts, certificates of deposits and money market deposits aggregating no more than $10 million at any one time outstanding, issued by one of the five largest (based on assets on the most recent December 31 for which data is available) banks organized under the laws of the country in which the Foreign Subsidiary marking the deposit referred to above is organized, if such bank is not under material government intervention.

         "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06; provided that in the event the Trust Indenture Act of 1939 is amended after the Effective Date, "TIA" or "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

         "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services, in each case required to be paid within one year.

         "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

         "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04; and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.03 and Section
4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (x) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (y) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

         "Voting Stock" means with respect to any Person, Capital Stock of any class or kind having the power to vote for the election of directors, managers or other voting members of the governing body of such Person (not including, however, any Capital Stock having such right to vote only upon the happening of certain events or under limited circumstances).

         "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

          SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Holder or a Noteholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

          (i) a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as defined in Section 1.01;

          (iii) "or" is not exclusive;

          (iv) words in the singular include the plural, and words in the plural include the singular;

          (v) provisions apply to successive events and transactions;

          (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

          (viii) all references to Sections, Articles or Exhibits refer to Sections, Articles or Exhibits of this Indenture unless otherwise indicated.

                                  ARTICLE TWO
                                    THE NOTES

        SECTION 2.01. Form and Dating. The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities depositary or of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

        SECTION 2.02. Execution, Authentication and Denominations. Subject to Article Four and applicable law, the aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $[____________]. The Notes shall be executed by two Officers of the Company. The signature of these Officers on the Notes may be by facsimile or manual signature in the name and on behalf of the Company.

         If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

         A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Notes in the aggregate principal amount specified in such Company Order; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

         The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

         The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple of $1,000 in excess thereof.


        SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the

"Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

         The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Notes held by each Holder.

        SECTION 2.04.  Paying Agent to Hold Money in Trust. Not later than
10:00 a.m. (New York City time) each due date of the principal, Redemption Price of and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, Redemption Price, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, Redemption Price, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, Redemption Price, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, Redemption Price, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

        SECTION 2.05. Transfer and Exchange. The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient) to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.08, 3.08 or 9.04).

         The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

        SECTION 2.06. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of this paragraph and the second paragraph of
Section 2.07 are met. An indemnity bond may be required to be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a
Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

         Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

        SECTION 2.07. Outstanding Notes. Notes Outstanding at any time are all Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this
Section 2.07 as not outstanding.

         If a Note is replaced or paid pursuant to Section 2.06, it ceases to be Outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced or paid Note is held by a bona fide purchaser.

         If the Paying Agent (other than the Company or an Affiliate of the Company) holds at the Maturity thereof money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be Outstanding and interest on them shall cease to accrue.

         SECTION 2.08. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

         SECTION 2.09. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure. Except as expressly permitted by this Indenture, the Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

         SECTION 2.10. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP", "CINS" or "ISIN" numbers (if then generally in use), and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in "CUSIP", "CINS" or "ISIN" numbers for the Notes.

        SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.11 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                                 ARTICLE THREE
                                   REDEMPTION


        SECTION 3.01. Right of Redemption. The Notes shall be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after September 15, 2004 and prior to Maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing September 15 of the years set forth below:

                                                   Redemption
              Year                                   Price
              ----                                   -----
              2004.............................     106.000%
              2005.............................     104.000
              2006.............................     102.667
              2007.............................     101.333
              2008 and thereafter                   100.000

         SECTION 3.02. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed and the clause of this Indenture pursuant to which redemption shall occur.

         SECTION 3.03. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part.

         The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Notes that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

         SECTION 3.04. Notice of Redemption. With respect to any redemption of Notes pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed.

         The notice shall identify the Notes (including CUSIP, CINS or ISIN number(s), as applicable) to be redeemed and shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price and any accrued interest then due and payable;

          (iii) the name and address of the Paying Agent;

          (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

          (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

          (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued; and

          (vii) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.10, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

         At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption pursuant to

Section 3.01 in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

        SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

         Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

        SECTION 3.06. Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.04) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

         SECTION 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

         SECTION 3.08. Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

                                  ARTICLE FOUR
                                    COVENANTS

         SECTION 4.01. Payment of Notes. The Company shall pay the principal of, Redemption Prices of, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, Redemption Price or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, Redemption Price, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of
Section 2.04. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent for the Notes.

         The Company shall pay interest on overdue principal and Redemption Price, to the extent lawful, at the rate per annum specified in the Notes.

         SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 2.03.

         SECTION 4.03. Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and Indebtedness existing on the Effective
Date); provided that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.5:1.

         Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:
(i) Indebtedness of the Company under the Credit Facility or any other agreement in an aggregate principal amount outstanding at any time not to exceed $85 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.11; (ii) Indebtedness owed (A) to the Company evidenced by an unsubordinated promissory note or (B) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (incurred under clause (v) or (xi) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes and any other Indebtedness of the Company to which the same is also made subordinate in right of payment at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (x) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and not for speculation and (y) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnifies and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such purpose acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly
(A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes in accordance with Article Eight; (vi) Guarantees of the Notes and Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by Section 4.07; (vii) Indebtedness of the Company or any Restricted Subsidiary, not to exceed $15 million in any fiscal year of the Company, Incurred to finance capital expenditures; (viii) Indebtedness of the Company in an aggregate principal amount outstanding at any time not to exceed the sum of 80% of Eligible Accounts Receivable and 60% of Eligible Inventory;
(ix) Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding at any time not to exceed the greater of (A) $20 million and (B) one-third of Consolidated EBITDA for the then most recent four fiscal quarters covered by filings made pursuant to Section 4.18; (x) Indebtedness of Restricted Subsidiaries, not to exceed $20 million at any time outstanding, secured by real property of such Restricted Subsidiaries; (xi) Acquired Indebtedness, provided that, pro forma for the transactions in which such Acquired Indebtedness is Incurred, the Interest Coverage Ratio would be no less than 2.5:1; and (xii) Indebtedness of the Company (in addition to Indebtedness permitted under clauses (i) through (xi) above) in an aggregate principal amount outstanding at any time not to exceed $70 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.11.

         (b) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

         (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (i) Indebtedness Incurred under the Credit Facility on or prior to the Effective Date shall be treated as Incurred pursuant to clause
(i) of the second paragraph of subsection (a) of this Section 4.03, (ii) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (iii) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.09 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (i) of the preceding sentence), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

         SECTION 4.04. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make distribution on or with to its Capital Stock (other than (x) dividends any respect or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and
(y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of to payment the Notes or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) except in the case of an Investment, the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of
Section 4.03 or (C) the aggregate amount of all

Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution; provided that Restricted Payments, to the extent made solely in Capital Stock other than Disqualified Stock, shall for purposes of this clause (C) be deemed to be in an amount equal to zero) made after the Effective Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Effective Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 4.18 plus (2) the aggregate Net Cash Proceeds received by the Company after the Effective Date from the issuance and sale permitted by this Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the Company for cash subsequent to the Effective Date upon the conversion of such indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus (3) an amount equal to the net reduction in outstanding Investments (other than reductions in outstanding Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other payments transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary plus (4) $10 million. The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital to the Company and its Restricted Subsidiaries with respect to such Investment (up to the amount of such Investment on the date made). Notwithstanding anything herein to the contrary, Investments made through the transfer of equipment shall be valued at the book value at the time of Investment with respect to such equipment.

         (b) The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including Redemption Price, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of Section 4.03(a); (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Article Five; or (vi) payment of (a) amounts necessary to pay taxes, in an amount not to exceed the amount of taxes that the Company and its Subsidiaries would pay on a stand-alone basis, plus (b) amounts payable in respect of the Management Services Agreement.

         (c) Each Restricted Payment permitted pursuant to paragraph (b) of this
Section 4.04 (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv) thereof, shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

         SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

         The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Effective Date in the Credit Facility, this Indenture or any other agreements in effect on the Effective Date or contemplated by the Plan, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this Section 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset


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                                       32

that is a lease, license, conveyance or contract or similar property or asset,
(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any indebtedness and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; (vi) encumbrances or restrictions relating solely to Foreign Subsidiaries that support Indebtedness Incurred under clause (ix) of the second paragraph of paragraph (a) of Section 4.03; or (vii) existing with respect to any Unrestricted Subsidiary at the time it is designated or deemed to become a Restricted Subsidiary. Nothing contained in this Section 4.05 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

         SECTION 4.06. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary to, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 if made on the date of such issuance or sale; (iv) and the issuance or sale of Common Stock of any Restricted Subsidiaries if the proceeds thereof are applied in accordance with
Section 4.11.

         SECTION 4.07. Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary (x) that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (y) of the Indebtedness Incurred under the Credit Facility. If the Guaranteed Indebtedness is (A) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

         Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each other Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

         SECTION 4.08. Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder other than an entity that is an Affiliate solely by reason of being a Subsidiary of the Company) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate of the Company.

         The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized firm having expertise in the specific area which is the subject of such determination stating that the transaction is fair to the Company or its Restricted Subsidiaries from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (v) any Restricted Payments not prohibited under Section 4.04, (vi) the Management Services Agreement or any payments made pursuant thereto or (vii) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or incentive plans approved by the Board of Directors. Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 4.08 and not covered by clauses (ii) through (vi) of this paragraph, the aggregate amount of which (until after the Stated Maturity of the Notes) exceeds $1 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

         SECTION 4.09. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under this Indenture to be secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes or any Note Guaranty, prior to) the obligation or liability secured by such Lien for so long as such obligations are so secured.

         The foregoing limitation does not apply to (i) Liens existing on the Effective Date, including Liens securing obligations under the Credit Facility;
(ii) Liens granted after the Effective Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;
(iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under the second paragraph of Section 4.03; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Liens on any property or assets of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted under Section 4.03; (vi) Liens with respect to real property to secure Indebtedness Incurred pursuant to clause (x) of the second paragraph of Section 4.03(a) or (vii) Permitted Liens.

         SECTION 4.10.  Limitation on Sale-Leaseback Transactions. The
Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

         The foregoing restriction does not apply to any sale-leaseback transaction if the Company complies with Section 4.11 in respect of such transaction and (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; (iv) the transaction would result in the Incurrence of Indebtedness by a Restricted Subsidiary permitted pursuant to
Section 4.03 and 4.09; or (v) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of Section 4.11.

         SECTION 4.11. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless
(i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of, as determined in good faith by the Board of Directors, and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Effective Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission pursuant to Section 4.18), then the Company shall or shall cause the relevant Restricted Subsidiary to (ii) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company, or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to Section 4.07 or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause
(A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.11. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

         Notwithstanding the foregoing, to the extent that any or all of the Net Cash Proceeds of any Asset Sale of assets based outside the United States are prohibited or delayed by applicable local law from being repatriated to the United States and such Net Cash Proceeds are not actually applied in accordance with the foregoing paragraphs, the Company shall not be required to apply the portion of such Net Cash Proceeds so affected but may permit the applicable Restricted Subsidiaries to retain such portion of the Net Cash Proceeds so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation) and once such repatriation of any such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be applied in the manner set forth in this covenant as if the Asset Sale had occurred on such date; provided that to the extent that the Company has determined in good faith that repatriation of any or all of the Net Cash Proceeds of such Asset Sale would have a material adverse tax cost consequence, the Net Cash Proceeds so affective may be retained by the applicable Restricted Subsidiary for so long as such material adverse tax cost event would continue.

         If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 4.11 totals at least $20 million, the Company shall commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, plus, in each case, accrued interest (if any) to the Payment Date.

         SECTION 4.12. Repurchase of Notes upon a Change of Control. The Company shall commence, within 30 days after the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest, if any, to the Payment Date.

         SECTION 4.13. Existence. Subject to Article Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary and the material rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each such Restricted Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and provided further that this Section 4.12 does not prohibit any transaction otherwise permitted pursuant to Section 4.11.

         SECTION 4.14. Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Restricted Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Restricted Subsidiary, (b) the income or profits of any such Restricted Subsidiary which is a corporation or
(c) the property of the Company or any such Restricted Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Restricted Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

         SECTION 4.15. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.15 shall prevent the Company or any such Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

         The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or any such Restricted Subsidiary, as the case may be, is then conducting business.

         SECTION 4.16. Notice of Defaults. In the event that any Officer becomes aware of any Default or Event of Default, the Company, promptly after it becomes aware thereof, will give written notice thereof to a Responsible Officer of the Trustee.

         SECTION 4.17. Compliance Certificates. (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal quarter (120 days after the end of the last fiscal quarter of each year), an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. In the case of the Officers' Certificate delivered within 120 days after the end of the Company's fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the Officers of the Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.17(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.

         (b) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning with the fiscal year in which this Indenture was executed, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters,
(ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.16 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

         SECTION 4.18. Reporting Requirements. (a) The Company shall supply to the Trustee and each Holder as soon as available and in any event not later than 60 days after the end of each of the first three quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as the end of such quarter and the consolidated statements of income and cash flows of the Company and its Subsidiaries for such period, all in reasonable detail and duly certified (subject to year-end audit adjustments and the lack of footnotes) by an authorized financial officer of the Company as having been prepared in accordance with GAAP.

         The Company shall supply to the Trustee and each Holder as soon as available and in any event not later than 105 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, in each case prepared in accordance with GAAP.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 4.19. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, Redemption Price or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

         SECTION 5.01. When Company May Merge, Etc. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture;
(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03; provided that this clause (iv) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the Company if all Liens and Indebtedness of the

Company or any Person becoming the successor obligor on the Notes, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Indenture; and (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses
(iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

         SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with
Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the Company shall not be released from its obligation to pay the principal of, Redemption Price or interest on the Notes in the case of a lease of all or substantially all of its property and assets.

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

         SECTION 6.01. Events of Default. Any of the following events shall constitute an "Event of Default" hereunder:

                  (a) the Company defaults in the payment of the principal of (or Redemption Price of) any Note when the same becomes due and payable at its Maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

                  (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

                  (c) the Company defaults in the performance of, or breaches the provisions of, Article Five or fails to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12;

                  (d) the Company defaults in the performance of or breaches any covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above), and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes then Outstanding;

                  (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness exists on the Effective Date or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

                  (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
         (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

         SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by written notice to the Company

(and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs with respect to the Company, the principal of, and accrued interest on the Notes then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         The Holders of at least a majority in principal amount of the Outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, Redemption Price, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and
(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, and at the direction of the Holders of at least a majority in principal amount of the Outstanding Notes shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, Redemption Price, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

         SECTION 6.04.  Waiver of Past Defaults. Subject to Sections 6.02,
6.07 and 9.02(b), the Holders of at least a majority in principal amount of the Outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, Redemption Price, or interest on any Note as specified in clause
(a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

         SECTION 6.06.  Limitation on Suits. Except as otherwise required by
Section 6.07(a),a Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (i) the Holder has previously given the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of Outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer (and if requested provide) the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense to be incurred in compliance with such request;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

         For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of Outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

         SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, Redemption Price, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a), (b) or (c), of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, Redemption Price, and accrued interest remaining unpaid, together with interest on overdue principal, Redemption Price, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding

         SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                  First: to the Trustee for all amounts due under Section 7.07;

                  Second: to Holders for amounts then due and unpaid for principal of, Redemption Price, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, Redemption Price, and interest, respectively; and

                  Third: to the Company or as a court of competent jurisdiction may direct.

         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the Outstanding Notes.



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                                       44

         SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 6.13. Right and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                 ARTICLE SEVEN
                                     TRUSTEE

         SECTION 7.01. General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

         SECTION 7.02. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

                  (i) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person;

                  (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 10.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance, on such certificate or opinion;

                  (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

                  (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                  (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute gross negligence or bad faith;

                  (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

                  (viii) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

                  (ix) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

                  (x) the Trustee shall not be liable for any action take, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

                  (xi) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

         SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

         SECTION 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder, (ii) shall not be accountable for the Company's use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its Certificate of authentication.

         SECTION 7.05. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, Redemption Price, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

         SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2004, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15, if required by TIA Section 313(a).

         A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed in accordance-with TIA Section 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

         SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by the Trustee without gross negligence or bad faith on its part. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss, damage, claim or liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred by it without gross negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its Officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. Unless otherwise set forth herein, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, Redemption Price, and interest on particular Notes.

         If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

         The provisions of this Section 7.07 shall survive the termination of this Indenture and resignation or removal of the Trustee.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

         SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if:
(i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall upon payment of its charge hereunder transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         If the Trustee is no longer eligible under Section 7.10 or shall fail to comply with TIA Section 310(b), any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided such corporation shall be otherwise qualified and eligible under this Article.

         SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition that is subject to supervision or examination by federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 7.10, the Trustee shall resign immediately in the manner and with the effect specified in this Article.

         SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

                               ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

         SECTION 8.01. Termination of Company's Obligations. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

                  (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                  (ii) (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

         With respect to the foregoing clause (i), the Company's obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.11, 4.01,
4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer Outstanding. Thereafter, only the Company's obligations in Sections 7.07,
8.05 and 8.06 shall survive such satisfaction and discharge. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

     SECTION 8.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

                  (A) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, Redemption Price, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, Redemption Price, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or
         (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, Redemption Price, and accrued interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, Redemption Price, and interest with respect to the Notes;

                  (B) the Company has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Effective Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section


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                                       51

         552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and
         (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

                  (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (D) if the Notes are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

                  (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

         Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (B)(2) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.11, 4.01,
4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer Outstanding. Thereafter, only the Company's obligations in Sections 7.07,
8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(1) of this Section
8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

         After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

         SECTION 8.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 5.01 and Sections 4.03 through 4.11 and clause (c) of
Section 6.01 with respect to clauses (iii) and (iv) of Section 5.01, clause (d) of Section 6.01 with respect to Sections 4.01, 4.02 and 4.12 through 4.19 and clauses (e) and (f) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the Outstanding Notes if:

                  (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, Redemption Price, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest, Redemption Price, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized form of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, Redemption Price, and interest on the Outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, Redemption Price, and interest with respect to the Notes;

                  (ii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute) and
         (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) the Trustee, for the benefit of the Holders, has a valid first-priority security interest in the trust funds;

                  (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (iv) if the Notes are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

         SECTION 8.04.  Application of Trust Money; Miscellaneous. Subject to
Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, Redemption Price, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01, 8.02 or 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes and which shall be deducted from the amount to be received by the Holders of Outstanding Notes.

         SECTION 8.05.  Repayment to Company. Subject to Sections 7.07, 8.01,
8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, Redemption Price, or interest that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in The City of New York and, or may, at the expense of the Company, mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, Redemption Price, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                               ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.01. Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

                  (1) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, adversely affect the interests of the Holders in any material respect;

                  (2) to comply with Article Five;

                  (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

                  (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

                  (5) to make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

         SECTION 9.02. With Consent of Holders. (a) Subject to Sections 6.04 and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the Notes then outstanding, and the Holders of a majority in principal amount of the Notes then Outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture and the Notes.

         (b) Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

                  (i) reduce the principal amount of or change the Stated Maturity or any installment of principal of any Note;

                  (ii) reduce the rate of or change the Stated Maturity of any interest payment on any Note;

                  (iii) change any place or currency of payment of principal of, Redemption Price, or interest on, any Note;

                  (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date) on any Note;

                  (v) reduce the percentage or principal amount of Outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture or to waive compliance with certain provisions of or certain Defaults under this Indenture;

                  (vi) waive a default in the payment of principal of, Redemption Price, or interest on, any Note; or

                  (vii) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

         ( c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the Outstanding Notes.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in the second paragraph of
Section 9.02. In case of an amendment or waiver of the type described in the second paragraph of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

         SECTION 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. At the Company's expense, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall provided with, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that it will be valid and binding upon the Company. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                  ARTICLE TEN
                                  MISCELLANEOUS

         SECTION 10.01. Trust Indenture Act of 1939. This Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION 10.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person, mailed by first-class mail or sent by telecopier transmission addressed as follows:

         if to the Company:

                  Advanced Lighting Technologies, Inc.
                  32000 Aurora Road
                  Solon, OH 44139
                  Telecopier No.:  (440) 542-4325
                  Attention: Chief Financial Officer

         if to the Trustee:


                  [--------------------]

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed to it at its address as it appears on the Security Register by first-class mail and shall be sufficiently given to him if so mailed within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

         Failure to transmit a notice or communication to a Holder as provided herein or any defect in any such notice or communication shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 10.02, it is duly given, whether or not the addressee receives it.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 10.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

         SECTION 10.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 10.05. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 10.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of Maturity of any Note shall not be a Business Day, then payment of principal of, Redemption Price, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of Maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of Maturity, as the case may be.

         SECTION 10.07. Governing Law. This Indenture and the Notes shall be governed by the laws of the State of New York excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

         SECTION 10.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 10.09. No Recourse Against Others. No recourse for the payment of the principal of, Redemption Price, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

         SECTION 10.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 10.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 10.12. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not ha any way be affected or impaired thereby.

         SECTION 10.13. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify, or restrict any of the terms and provisions hereof.

                                   SIGNATURES


         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                 ADVANCED LIGHTING TECHNOLOGIES, INC.



                                 By:____________________________________________
                                    Name: Wayne R. Hellman
                                    Title: President, Chief Executive Office
                                    and Chairman of the Board of
                                               Directors

                                    --------------------------------------------


                                    By:_________________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT A



                                 [FACE OF NOTE]

                      ADVANCED LIGHTING TECHNOLOGIES, INC.

                            __% Senior Notes due 2010

                                       [CUSIP] [CINS] [ISIN] [_________________]

No. __________                                                $_________________


         ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _____________, or its registered assigns, the principal sum of __________________ ($___________) on September 15, 2010.

         Interest Payment Dates: March 15 and September 15, commencing [_______] 15, 2004.

         Regular Record Dates: March 1 and September 1.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                 ADVANCED LIGHTING TECHNOLOGIES, INC.



                                 By:____________________________________________
                                    Name:
                                    Title:



                                 By:____________________________________________
                                    Name:
                                    Title:

                    (Trustee's Certificate of Authentication)

This is one of the __% Senior Notes due 2010 described in the within-mentioned Indenture.




Date:  ________, 2003               [__________________]
                                                as Trustee




                                      By:____________________________________
                                         Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                         ADVANCED LIGHTING TECHNOLOGIES, INC.

                            __% Senior Note due 2010

1.      Principal and Interest.

         The Company will pay the principal of this Note on September 15, 2010.

         The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

         Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ___________, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed based on a 30-day month.

         The Company shall pay interest on overdue principal and Redemption Price, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.

2. Method of Payment.

         The Company will pay interest (except defaulted interest) on the principal amount of this Note as provided above on each March 15 and September 15, commencing [_________] 15, 2004 to the persons who are Holders (as reflected in the Security Register at the close of business on the March 1 or September 1 in each case whether or not a Business Day, immediately preceding the related Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after the Maturity hereof.

         The Company will pay principal, Redemption Price, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, Redemption Price, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3. Paying Agent and Registrar.

         Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.       Indenture Limitations.

         The Company issued the Notes under an Indenture dated as of _____________, 2003 (the "Indenture"), between the Company and___________________, trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

         The Notes are general unsecured obligations of the Company.

         The Company may, subject to Article Four of the Indenture and applicable law, issue additional Notes under the Indenture.

5.       Optional Redemption.

         The Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after September 15, 2004 and prior to Maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing September 15 of the years set forth below:

                                                    Redemption
               Year                                    Price
               ----                                 ----------
               2004.............................     106.000%
               2005.............................     104.000
               2006.............................     102.667
               2007.............................     101.333
               2008 and thereafter                   100.000

         Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.       Repurchase upon Change of Control.

         Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Payment Date").

         A notice of such Change of Control will be mailed within 30 days, after any Change of Control occurs to each Holder at its last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the purchase price.

7. Denominations: Transfer; Exchange.

         The Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

8.      Persons Deemed Owners.

        A Holder shall be treated as the owner of a Note for all purposes.

9. Unclaimed Money.

         If money for the payment of principal, Redemption Price, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10. Discharge Prior to Maturity.

         If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, Redemption Price, and accrued interest on the Notes (a) to Maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain provisions thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11. Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then Outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

12.     Restrictive Covenants.


        The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, Guarantee Indebtedness of the Company, engage in transactions with Affiliates, suffer to exist or incur Liens, enter into sale-leaseback transactions, use the proceeds from Asset Sales, or merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of each fiscal quarter (120 days after the end of the last fiscal quarter of each year), the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.


13.     Successor Persons.


         When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.


14. Defaults and Remedies.

         Any of the following events constitutes an "Event of Default" under the
Indenture: (a) default in the payment of principal of (or Redemption Price, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) default in the performance or breach of Article Five of the Indenture or the failure to make or consummate an Offer to Purchase in accordance with
Section 4.11 or Section 4.12 of the Indenture; (d) default in the performance of or breach of any covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above), and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding: (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness exists on the Effective Date or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

         If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee may, and at the direction of the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding shall, declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then Outstanding may direct the Trustee in its exercise of any trust or power.

15. Trustee Dealings with the Company.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

16. No Recourse Against Others.

         No incorporator or any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17. Authentication.

         This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18. Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to Advanced Lighting Technologies, Inc.,32000 Aurora Road, Solon, Ohio 44139; Attention: Chief Financial Officer.


19. Governing Law.


         The Indenture and this Note shall be governed by the laws of the State of New York excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

                            [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

---------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee

---------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing -------------------------------------- attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


Date:--------------------       ----------------------------------------------
                                NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Note purchased by the Company pursuant to
Section 4.11 or 4.12 of the Indenture, check the Box: [ ]


         If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount:
$--------------------------.


Date: _______________

Your Signature:-----------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

                           Signature Guarantee: ________________________________

                                   EXHIBIT E
              to First Amended Chapter 11 Plan of Reorganization
              --------------------------------------------------

                    Saratoga Management Services Agreement1
                    --------------------------------------





---------
     This exhibit was designated as Exhibit H to the Plan filed on August 15, 2003.

                              MANAGEMENT SERVICES AGREEMENT


     This MANAGEMENT SERVICES AGREEMENT (the "Agreement") is made and entered into as of _______, 2003 [Effective Date], among ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation (the "Company"), and SARATOGA MANAGEMENT COMPANY, LLC, a Delaware limited liability company ("Saratoga").

     The Company desires that Saratoga provide certain ongoing management and advisory services to the Company, and Saratoga is willing to provide such services subject to the terms and conditions contained herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     Section 1. Services. During the term of this Agreement, Saratoga shall provide such advisory and management services to the Company as the Board of Directors of the Company shall reasonably request and Saratoga shall agree to provide from time to time. The Company agrees that Saratoga shall have the right, but not the obligation, to act as sole advisor to the Company with respect to significant business transactions. Such services shall be performed at Saratoga's offices or at such other locations as Saratoga shall reasonably determine.

     Section 2. Compensation. In consideration of the services to be provided in accordance with Section 1, the Company agrees to pay, to Saratoga:

     (i) an advisory fee of 1% of the enterprise value of the Company as of the date hereof, which fee shall be fully earned as of the date hereof and shall be paid from the proceeds of Non-Core Assets (to be defined) which is expected to take place within the first year of confirmation of the Plan (defined below); and

     (ii) a quarterly management fee, payable in advance (on or before March 31, June 30, September 30, and December 31 of each year that this Agreement is in effect) equal to $150,000 ($600,000 in the aggregate) (the "Management Fee") plus 0.5% of the aggregate amount of cash (and the fair market value of other property as reasonably determined by the Company's Board of Directors) (the "Equity Fee") received by the Company after the Effective Date in connection with issuances of the Company's equity securities (with a prorated Equity Fee amount to be paid with respect to the period in which such cash or property is received, payable on the date such cash or other property is received) to be adjusted annually upwards on each anniversary date for any increase in the rate of inflation as indicated by the Consumer Price Index from the prior year, as the case may be; provided, however that upon a default relating to the New Notes under the New Indenture and during the continuation of such default, the Management Fee and Equity Fee otherwise required by this Section 2(ii) shall accrue but not be payable until such time as the default is cured; and

     (iii) advisory and/or structuring fees in connection with significant business transactions (including, without limitation, acquisitions, investments and financings) ("Structuring Fees") in amounts comparable for similarly situated companies. The Structuring Fees shall be negotiated in good faith by the Company and Saratoga and payable on such date as the parties determine under a separate agreement.

     In the event that the Company fails to make a payment under this Section 2 (with the exception of non-payment in accordance with the proviso in Section 2(ii) hereof), or a dispute regarding payment arises, Saratoga reserves the right to not perform under this Agreement until such time as the Company either pays Saratoga or the parties hereto resolve their dispute. Both parties agree to promptly negotiate any such disputes in good faith.

     Notwithstanding the foregoing, the Company shall not be required to pay to Saratoga any such payment that is otherwise prohibited by any credit agreement or applicable law. In such cases, the due dates shall be deferred until payment of cash is permitted and all amounts owed shall accrue interest at the same rate paid on the Company's senior debt.

     Section 3. Reimbursement. Saratoga and its affiliates shall be entitled to reimbursement of all reasonable out-of-pocket expenses (including travel, consultant and legal expenses) incurred in connection with or relating to the performance of this Agreement (other than salary expenses and associated overhead charges).

     Section 4. Indemnity; No Liability. In consideration of the execution and delivery of this Agreement by Saratoga, the Company hereby agrees to indemnify, defend, exonerate and hold each of Saratoga and its affiliates, and each of their respective partners, members, shareholders, affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all claims, demands, liens, claims of lien, actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby or thereby except for any such Indemnified Liabilities arising solely on account of such Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of their affiliates for any act or omission suffered or taken by such Indemnitee that is not finally judicially determined to constitute gross negligence or willful misconduct.

     Section 5. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles.

     Section 6. Termination. This Agreement may be terminated by Saratoga at any time by written notice to the Company pursuant to Section 7 below. In addition, this Agreement will terminate automatically as of the earlier of (i) the tenth anniversary of this Agreement and (ii) the end of the fiscal year in which the fully diluted ownership interest of Saratoga and its affiliates in the outstanding common stock of the Company falls below 5%, unless expressly extended in writing. The provisions of Section 4 shall survive any termination of this Agreement.

     Section 7. Notices. All notices and demands which any party is required or desires to give to any other shall be given in writing by personal delivery or by express courier service or certified mail, return receipt requested, to the addresses below for the respective party. However, if either party gives notice of a change of name or address, notices to that party shall thereafter be given as demanded in that notice. All notices and demands given by personal delivery or by express courier service shall be effective upon receipt by the party to whom notice or a demand is being given. All notices given by mail shall be effective on the third business day after mailing.

     For convenience, the addresses, telephone and facsimile numbers of the parties and their respective counsel hereto are:

The Company:
-----------

Advanced Lighting Technologies, Inc.
32000 Aurora Road

Solon, Ohio, 44139
Attn:  Wayne R. Hellman
Telephone:  _____________
Facsimile: (440) 519-0503

With a copy to:
--------------

Jenner & Block, LLC
One IBM Plaza
Chicago, Illinois 60611
Attn:  Jeff Marwil
Telephone:  (312) 923-2619
Facsimile: (312) 527-0484

Saratoga:
--------

Saratoga Management Company, LLC
535 Madison Avenue - 4th Floor
New York, New York 10017
Attn:  Christian Oberbeck
Telephone:  (212) 906-7350
Facsimile: (212) 750-3343

With a copy to:
--------------

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attn:  Stephen H. Case
Telephone:  (212) 450-4064
Facsimile:  (212) 450-3064

     Section 8. Relationship of Parties. Each party is an independent contractor and not an agent or partner of, or joint venturer with, the other party for any purpose, and neither party by virtue of this Agreement shall have any right, power, or authority to act or create any obligation, express or implied, on behalf of the other party except as expressly provided herein. In the event that an agency relationship is created or implied, any such agency will be a limited agency wherein the duties of Saratoga are specifically limited to the subject matter hereof and will not create or result in the imposition on Saratoga of any other duties of any kind or nature, including without limitation any duties which may otherwise arise by operation of law. This Agreement is not intended to and does not create any rights, claims, remedies or benefits inuring to any person (including any customer, or any creditor or employee of Saratoga or the Company) that is not a party hereto nor create or establish any third party beneficiary hereto.

     Section 9. Assignment. Rights under this Agreement shall not be assignable and duties under this Agreement shall not be delegable by either party except by the Company to any subsidiary or affiliate of Saratoga or the Company or to any successor in interest to the Company's or Saratoga's business.

     Section 10. Entire Agreement. This Agreement contains the entire agreement of the parties hereto and supersedes all prior understandings and agreements, whether oral or in writing, regarding the subject matter of this Agreement.

     Section 11. Severability. If any term, covenant, condition or provision of this Agreement, or their application to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the parties shall renegotiate the unenforceable or invalid terms so as to effect the intent of this Agreement, and the remainder of the provisions of this Agreement, or their application to any person or circumstance, shall remain in full force and effect.

     Section 12. Waiver of Covenants. Waiver by one of the parties hereto of any covenant or condition under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver of any other covenant or condition under this Agreement.

     Section 13. Further Acts. Each party hereto agrees to perform any further acts and to execute, acknowledge and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

     Section 14. Section Headings. The section headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

     Section 15. Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Chapter 11 Plan of Reorganization confirmed by the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, in the cases captioned In re Venture Lighting International, Inc., et al., Case No. 03-05255 (the "Plan").

     Section 16. Counterparts. This Agreement may be executed in several counterparts and all such executed counterparts shall constitute a single agreement, binding on the parties hereto and their successors.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                          ADVANCED LIGHTING TECHNOLOGIES, INC.


                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:



                                          SARATOGA MANAGEMENT COMPANY, LLC


                                          By:
                                              ----------------------------------
                                          Name: Christian L. Oberbeck
                                          Title: Managing Director

                                   EXHIBIT F
               to First Amended Chapter 11 Plan of Reorganization
               --------------------------------------------------

                      Forms of Senior Management Contracts
                      ------------------------------------




              [To be filed under a separate cover at a later date]